PERSONAL INVESTMENT POLICY
                                       FOR
                SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
                  AND CERTAIN REGISTERED INVESTMENT COMPANIES

SSB Citi Asset Management Group ("SSB Citi")1, and those U.S.-registered investment companies advised or managed by SSB Citi that have adopted this policy ("Funds"), have adopted this policy on securities transactions in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest between employees of SSB Citi and SSB Citi's clients (including the Funds), and between Fund directors or trustees and their Funds, and second, to provide policies and procedures consistent with applicable law, including Rule 17j-1 under the Investment Company Act of 1940, to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. All U.S. employees of SSB Citi, including employees who serve as Fund officers or directors, and all directors or trustees ("directors") of each Fund, are Covered Persons under this policy. Other Covered Persons are described in Section II below.

I. Statement of Principles - All SSB Citi employees owe a fiduciary duty to SSB Citi's clients when conducting their personal investment transactions. Employees must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

      All personal securities transactions by Covered Persons shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility. While this policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.


      Employees are reminded that they also are subject to other Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable SSB Citi restricted list, the receipt of gifts and service as a director of a publicly traded company. Employees must never trade in a security or commodity while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the employee has satisfied all other requirements of this policy.



      The reputation of SSB Citi and its employees for straightforward practices and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions.




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II.   Applicability - SSB Citi Employees - This policy applies to all U.S.
      employees of SSB Citi, including part-time employees. Each employee, including employees who serve as Fund officers or directors, must comply with all of the provisions of the policy applicable to SSB Citi employees unless otherwise indicated. Certain employees are considered to be "investment personnel" (i.e., portfolio managers, traders and research analysts (and each of their assistants)), and as such, are subject to certain additional restrictions outlined in the policy. All other employees of SSB Citi are considered to be "advisory personnel."

      Generally, temporary personnel and consultants working in any SSB Citi business are subject to the same provisions of the policy as full-time employees, and their adherence to specific requirements will be addressed on a case-by-case basis.

      The personal investment policies, procedures and restrictions referred to herein also apply to an employee's spouse and minor children. The policies also apply to any other account over which the employee is deemed to have beneficial ownership. This includes: accounts of any immediate family members sharing the same household as the employee; accounts of persons or other third parties for whom the employee exercises investment discretion or gives investment advice; a legal vehicle in which the employee has a direct or indirect beneficial interest and has power over investment decisions; accounts for the benefit of a third party (e.g., a charity) which may be directed by the employee (other than in the capacity of an employee); and any account over which the employee may be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

      These policies place certain restrictions on the ability of an employee to purchase or sell securities that are being or have been purchased or sold by an SSB Citi managed fund or client account. The restrictions also apply to securities that are "related" to a security being purchased or sold by an SSB Citi managed fund or client account. A "related security" is one whose value is derived from the value of another security (e.g., a warrant, option or an indexed instrument).

      Fund Directors - This policy applies to all directors of Funds that have adopted this policy. The personal investment policies, procedures and restrictions that specifically apply to Fund directors apply to all accounts and securities in which the director has direct or indirect beneficial ownership. See Exhibit A attached hereto for a more detailed description of beneficial ownership.

      Securities are defined as stocks, notes, bonds, closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a "security."

III. Enforcement - It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document. SSB Citi takes seriously its obligation to monitor the personal investment activities of its employees. Any violation of this policy by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this policy by a Fund director will be reported to the Board of Directors of the applicable Fund, which may impose such sanctions as it deems appropriate.

IV. Opening and Maintaining Employee Accounts - All employee brokerage accounts, including spouse accounts, accounts for which the employee is deemed to have beneficial ownership, and any other accounts over which the employee and/or spouse exercise control, must be maintained either at Salomon Smith Barney ("SSB") or at Citicorp Investment Services ("CIS").2 For spouses or other persons who, by reason of their employment, are required to conduct their securities, commodities or other financial transactions in a manner inconsistent with this policy, or in other exceptional circumstances, employees may submit a written request for an exemption to the Compliance Department. If approval is granted, copies of trade confirmations and monthly statements must be sent to the Compliance Department. In addition, all other provisions of this policy will apply.

V.    Excluded   Accounts   and   Transactions   -  The   following   types   of
      accounts/transactions need not be maintained at SSB or CIS, nor are they subject to the other restrictions of this policy:

1. Accounts at outside mutual funds that hold only shares of open-end funds purchased directly from that fund company. Note: transactions relating to closed-end funds are subject to the pre-clearance, blackout period and other restrictions of this policy;

2. Estate or trust accounts in which an employee or related person has a beneficial interest, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. The employee must direct the trustee/bank to furnish copies of confirmations and statements to the Compliance Department;

3.    Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted and may be custodied away from SSB and CIS if (i) the employee receives permission from the Regional Director of Compliance and the unit's Chief Investment Officer, and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of trade confirmations and monthly statements be sent to the Compliance Department;

4.    Employees may participate in direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (e.g., dividend reinvestment plans). Employees must pre-clear the transaction at the time that the dividend reinvestment plan is being set up. Employees also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the Compliance Department; and

5.    In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: open-ended mutual funds; open-end unit investment trusts; U.S. Treasury bills, bonds and notes; mortgage pass-throughs (e.g. Ginnie Maes) that are direct obligations of the U.S. government; bankers acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's), including repurchase agreements.

VI. Securities Holding Period/Short-Term Trading - Securities transactions must be for investment purposes rather than for speculation. Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within sixty
      (60) calendar days, calculated on a First In, First Out (FIFO) basis (i.e., the security may be sold on the 61st day). Citigroup securities received as part of an employee's compensation are not subject to the 60-day holding period. All profits from short-term trades are subject to disgorgement. However, with the prior written approval of both a Chief Investment Officer and the Regional Director of Compliance, and only in rare and/or unusual circumstances, an employee may execute a short-term trade that results in a significant loss or in break-even status.


VII. Pre-Clearance - All SSB Citi employees must pre-clear all personal securities transactions (see Section V for a listing of accounts, transactions and securities that do not require pre-clearance). A copy of the pre-clearance form is attached as Exhibit B. In addition, employees are prohibited from engaging in more than twenty (20) transactions in any calendar month, except with prior written approval from their Chief Investment Officer, or designee. A transaction must not be executed until the employee has received the necessary approval. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, employees must describe in detail any factors which might be relevant to an analysis of the possibility of a conflict of interest. Any trade that violates the pre-clearance process may be unwound at the employee's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.


      In addition to the foregoing, the CGAM NA Director of Global Equity Research, or his designate, must approve all personal securities transactions for members of the CGAM Research Department prior to pre-clearance from the Compliance Department as set forth in this section. Pre-approval by the Director of Research, or his designate, is in addition to and does not replace the requirement for the pre-clearance of all personal securities transactions.

VIII. Blackout Periods - No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund or client account or in the case of a Fund director, by the director's Fund. In addition, the following Blackout Periods apply to the categories of SSB Citi employees listed below:

1. Portfolio Managers and Portfolio Manager Assistants - may not buy or sell any securities for personal accounts seven (7) calendar days before or after managed funds or client accounts he/she manages trade in that security.

2. Traders and Trader Assistants - may not buy or sell any securities for personal accounts three (3) calendar days before or seven (7) calendar days after managed funds or client accounts he/she executes trades for trade in that security.


3. Research Analysts and Research Assistants - may not buy or sell any securities for personal accounts: seven (7) calendar days before or after the issuance of or a change in any recommendation; or seven (7) calendar days before or after any managed fund or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security.

4. Advisory Personnel (see Section II for details) - may not buy or sell any securities for personal accounts on the same day that a managed fund or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security.


5. Unit Trust Personnel - all employees assigned to the Unit Trust
--------------------------
          Department are prohibited from transacting in any security when a SSB Citi-sponsored Unit Trust portfolio is buying the same (or a related) security, until seven business days after the later of the completion of the accumulation period or the public announcement of the trust portfolio. Similarly, all UIT employees are prohibited from transacting in any security held in a UIT (or a related security) seven business days prior to the liquidation period of the trust.


        Employees in categories 1, 2 and 5 above may also be considered Advisory Personnel for other accounts about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department).


        Any violation of the foregoing provisions will require the employee's trade to be unwound, with the employee absorbing any resulting loss and disgorging any resulting profit. Advisory personnel are subject to the unwinding of the trade provision; however, they may not be required to absorb any resulting loss (at the discretion of the Compliance Department and the employee's supervisor). Please be reminded that, regardless of the provisions set forth above, all employees are always prohibited from effecting personal securities transactions based on material, non-public information.

        Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a U.S. Stock Exchange or NASDAQ. Note: Pre-clearance is still required. Under certain circumstances, the Compliance Department may determine that an employee may not rely upon this "Large Cap/De Minimis" exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

IX.   Prohibited Transactions - The following transactions by SSB Citi employees
      are  prohibited   without  the  prior  written  approval  from  the  Chief
      Investment Officer, or designee, and the Regional Compliance Director:

1.    The purchase of private placements; and


2. The acquisition of any securities in an initial public offering (new issues of municipal debt securities may be acquired subject to the other requirements of this policy (e.g., pre-clearance).)


X. Transactions in Options and Futures - SSB Citi employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance, blackout periods, transactions in Citigroup securities and the 60-day holding period. However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 days and the entire position (including the underlying security) is closed out.

XI. Prohibited Recommendations - No Covered Person shall recommend or execute any securities transaction by any managed fund or client account, or, in the case of a Fund director, by the director's Fund, without having disclosed, in writing, to the Chief Investment Officer, or designee, any direct or indirect interest in such securities or issuers, except for those securities purchased pursuant to the "Large Cap/De Minimis" exemption described in Section VIII above. Prior written approval of such recommendation or execution also must be received from the Chief Investment Officer, or designee. The interest in personal accounts could be in the form of:

1.    Any direct or indirect beneficial ownership of any securities of such issuer;

2. Any contemplated transaction by the person in such securities;

3. Any position with such issuer or its affiliates; or

4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

XII. Transactions in Citigroup Securities - Unless an SSB Citi employee is a member of a designated group subject to more restrictive provisions, or is otherwise notified to the contrary, the employee may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.

           Employees whose jobs are such that they know about Citigroup's quarterly earnings prior to release may not engage in any transactions in Citigroup securities during the "blackout periods" beginning on the first day of a calendar quarter and ending on the second business day following the release of earnings for the prior quarter. Members of the SSB Citi Executive Committee and certain other senior SSB Citi employees are subject to these blackout periods.

           Stock option exercises are permitted during a blackout period (but the simultaneous exercise of an option and sale of the underlying stock is prohibited). With regard to exchange traded options, no transactions in Citigroup options are permitted except to close or roll an option position that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but an individual's private foundation may not sell donated Citigroup common stock during the blackout period. "Good `til cancelled" orders on Citigroup stock must be cancelled before entering a blackout period and no such orders may be entered during a blackout period.

           No employee may engage at any time in any personal transactions in Citigroup securities while in possession of material non-public information. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits. In addition, please note that employees may not engage in the following transactions:

      Short sales of Citigroup securities;

      Purchases or sales of options ("puts" or "calls") on Citigroup securities, except writing a covered call at a time when the securities could have been sold under this policy;

      Purchases or sales of futures on Citigroup securities; or

      Any transactions relating to Citigroup securities that might reasonably appear speculative.

           The number of Citigroup shares an employee is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the employee has given instructions to purchase the shares of Citigroup. Thus, employees are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

           Contributions into the firm's 401(k) Plan are not subject to the restrictions and prohibitions described in this policy.

XIII. Acknowledgement and Reporting Requirements - SSB Citi Employees - All new SSB Citi employees must certify that they have received a copy of this policy, and have read and understood its provisions. In addition, all SSB Citi employees must:


1.    Acknowledge receipt of the policy and any modifications thereof, in writing (see Exhibit C for the form of Acknowledgement);

2. Within 10 days of becoming an SSB Citi employee, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (employees must also disclose any new brokerage relationships whenever established). Such information should be provided on the form attached as Exhibit D;


3. Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions (Note: this requirement may be satisfied through the transmission of automated feeds);

4. Within 10 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter for all securities accounts (Note: this requirement may be satisfied through the transmission of automated feeds);

5. Submit an annual holdings report containing similar information that must be current as of a date no more than 30 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations (Note: this requirement may be satisfied through the transmission of automated feeds or the regular receipt of monthly brokerage statements); and

6. Certify on an annual basis that he/she has read and understood the policy, complied with the requirements of the policy and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the policy.

      Fund Directors - Fund Directors shall deliver the information required by Items 1 through 4 of the immediately preceding paragraph, except that a Fund director who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, and who would be required to make reports solely by reason of being a Fund Director, is not required to make the initial and annual holdings reports required by Item 2. Also, a "non-interested" Fund Director need not supply duplicate copies of confirmations of personal securities transactions required by Item 3, and need only make the quarterly transactions reports required by Item 3 as to any security if at the time of a transaction by the Director in that security, he/she knew or in the ordinary course of fulfilling his/her official duties as a Fund Director should have known that, during the 15-day period immediately preceding or following the date of that transaction, that security is or was purchased or sold by that Director's Fund or was being considered for purchase or sale by that Director's Fund.

      Disclaimer of Beneficial Ownership - The reports described in Items 2 and 3 above may contain a statement that the reports shall not be construed as an admission by the person making the reports that he/she has any direct or indirect beneficial ownership in the securities to which the reports relate.

XIV. Handling of Disgorged Profits - Any amounts that are paid/disgorged by an employee under this policy shall be donated by SSB Citi to one or more charities. Amounts donated may be aggregated by SSB Citi and paid to such charity or charities at the end of each year.

XV. Confidentiality - All information obtained from any Covered Person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

XVI. Other Laws, Rules and Statements of Policy - Nothing contained in this policy shall be interpreted as relieving any person subject to the policy from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of SSB Citi employees, any statement of policy or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.

XVII. Retention of Records - All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the 1940 Act. The Compliance Department shall have the responsibility for maintaining records created under this policy.

XVIII.Monitoring  - SSB Citi takes  seriously  its  obligation  to  monitor  the personal investment activities of its employees and to review the periodic reports of all Covered Persons. Employee personal investment transaction activity will be monitored by the Compliance Department. All noted deviations from the policy requirements will be referred back to the employee for follow-up and resolution (with a copy to be supplied to the employee's supervisor). Any noted deviations by Fund directors will be reported to the Board of Directors of the applicable Fund for consideration and follow-up as contemplated by Section III hereof.

XIX. Exceptions to the Policy - Any exceptions to this policy must have the prior written approval of both the Chief Investment Officer and the Regional Director of Compliance. Any questions about this policy should be directed to the Compliance Department.

XX. Board Review - Fund management and SSB Citi shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

XXI. Other Codes of Ethics - To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment subadviser of or principal underwriter for any Fund and their respective access persons (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

XXII. Amendments - SSB Citi Employees - Unless otherwise noted herein, this policy shall become effective as to all SSB Citi employees on March 30, 2000. This policy may be amended as to SSB Citi employees from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.


      Fund Directors - This policy shall become effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund. Any material amendment of this policy that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Board of Directors of that Fund has approved the amendment in accordance with Rule 17j-1 or at such earlier date as determined by the Secretary of the Fund.










March 15, 2000

                                   15
EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "Pecuniary Interest" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

        "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2. Your interest as a general partner in Securities held by a general or limited partnership.

3. Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2. Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached policy, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder

                   SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")         EXHIBIT
                B     EMPLOYEE TRADE PRE-APPROVAL FORM
                                    (PAGE 1)
Instructions:
o All employees are required to submit this form to the Compliance Department prior to placing a trade. The Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval is effective only on the date granted.
I.    Employee Information

---------------------------------------------------------------------------

Employee Name:                              Phone Number:

                                            -------------------------------
---------------------------------------------------------------------------

Account Title:

                                            -------------------------------
---------------------------------------------------------------------------

Account Number:

                                            -------------------------------
---------------------------------------------------------------------------

Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:

---------------------------------------------------------------------------

II.   Security Information
                           IPO   q    q      Private Placementq     q
                                  Yes No                        Yes No


---------------------------------------------------------------------------

Security Name  Security     TickerBuy/Sell If Sale,    No.      Large Cap
               Type-e.g.,                 Date First   Shares/UniStock?2
               common                      Acquired1

               stock, etc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------

---------------------------------------------------------------------------
---------------------------------------------------------------------------

---------------------------------------------------------------------------
---------------------------------------------------------------------------

---------------------------------------------------------------------------

III. Your position with the Firm:
     (Please check one of     q     Portfolio Manager / Portfolio
     the following)            Manager Assistant
                             q     Research Analyst / Research Analyst
                              Assistant
                             q     Trader / Trader Assistant
                             q     Unit Trust Personnel
                             q     Other (Advisory Personnel)

NOTE: o All Portfolio Managers must complete the reverse side of this form.
          o All Research Analysts and Research Analyst Assistants located in Connecticut must provide an additional form signed by Rama Krishna or one of his designees.
IV.   Certification
I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SSB Citi (including mutual funds managed by SSB
Citi). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature                                      Date


---------------------------------------------------------------------------

For Use By the Compliance Department

---------------------------------------------------------------------------
                               --------------------------------------------

                   q     q                    q     q      Reason not
Are Securities     Yes   No    Pre-approval   Yes   No     granted:
Restricted?                    Granted?


                               --------------------------------------------
---------------------------------------------------------------------------


Compliance Department Signature:              Date:        Time:

---------------------------------------------------------------------------

1. All securities sold must have been held for at least 60 days. 2. For purposes of SSB Citi's personal trading policies, a Large Cap
   Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

                 SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")
                   PAGE 2 - PORTFOLIO MANAGER CERTIFICATION

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate "N/A".

1.    Have your client accounts purchased or sold the securities (or related
   securities) in the past seven calendar days?                         Yes


2.    Do you intend to purchase or sell the securities (or related securities)
   for any client accounts in the next seven calendar days?             Yes
         No

3. Do any of your client accounts currently own the securities (or related securities)? Yes No

  3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


4. Have you, in the past 7 calendar days, considered purchasing the securities

  4a. If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------



  4b. If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------



Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SSB Citi (including mutual funds managed by SSB
Citi). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.



Signature                                 Date


--------------------------------------------------------------------------

For Use By the Compliance Department

--------------------------------------------------------------------------
                               -------------------------------------------

                   q     q                  q      q     Reason not
                   Yes   No    Pre-approval Yes    No    granted:
Are Securities                 Granted?
Restricted?


                               -------------------------------------------
--------------------------------------------------------------------------


Compliance Department Signature:            Date:        Time:

--------------------------------------------------------------------------

                         PERSONAL INVESTMENT POLICY                 EXHIBIT C
                                       FOR
                SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
                  AND CERTAIN REGISTERED INVESTMENT COMPANIES

                                 ACKNOWLEDGMENT


    I acknowledge that I have received and read the Personal Investment Policy for SSB Citi Asset Management Group - North America and Certain Registered Investment Companies dated March 15, 2000. I understand the provisions of the Personal Investment Policy as described therein and agree to abide by them.


           Employee Name (Print):
           Signature:
           Date:


  ----------------------------------------------------------------------

  Social Security                    Date of Hire:
  Number:

  ----------------------------------------------------------------------


  Job Function &                     Supervisor:
  Title:

  ----------------------------------------------------------------------
  ----------------------------------------------------------------------

  Location:

  ----------------------------------------------------------------------
  ----------------------------------------------------------------------

  Floor and/or                       Telephone
  Zone:                              Number:

  ----------------------------------------------------------------------



  NASD Registered Employee (Please     q       q     No
  check one)                            Yes

  ----------------------------------------------------------------------

  If registered, list Registration \ License:

  ----------------------------------------------------------------------





   This Acknowledgment form must be completed and returned no later than March 30, 2000 to the Compliance Department - Attention: Vera Sanducci-Dendy, 388 Greenwich Street, 23rd Floor, New York, NY 10013.

                             EXHIBIT D


  SSB Citi Asset Management Group - North America Personal Investment Policy Financial Services Firm Disclosure and Initial Report of Securities Holdings

This report must be signed, dated and returned within 10 days of employment to the Compliance Department - Attention: Vera Sanducci-Dendy, 388 Greenwich Street, 23rd Floor

------------------------------------------------------------------------------
Employee Name: ____________________________    Date of Employment:
---------------------


------------------------------------------------------------------------------
Brokerage Accounts:
|_| I do not have a beneficial  interest in any  account(s)  with any  financial services firm.
|_| I maintain the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.


   Name of Financial Service(s) Firm and Address            Account Title
        Account Number










Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of open-ended mutual funds and U.S Government securities if:

o You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.
o Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs).

-------------------------------------------------------------------------
Title of      Ticker      # of      Principal  Held      Financial
Security      Symbol      Shares    Amt.       Since     Services Firm
-------------------------------------------------------------------------
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-------------------------------------------------------------------------

-------------------------------------------------------------------------
|_| I have no securities holdings to report. I certify that I have received the SSB Citi - North America Personal Investment Policy and have read it and understood its contents. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my date of employment.

Signature: _________________________________________     Date of Signature:
-----------------



n1a\SelectManagers\SSBCiti_Code




1 The investment  advisory  entities of SSB Citi covered by this policy include:
Salomon Brothers Asset Management Inc.; SSB Citi Fund Management LLC; Smith Barney Asset Management Division of Salomon Smith Barney Inc.; Travelers Investment Management Company; and the Citibank Global Asset Management Division of Citibank, N.A. and Citicorp Trust, N.A.-California.

2 This requirement will become effective as to all employees on a date to be determined by the Compliance Department and may be subject to a phase-in implementation process.

                                    VILLANOVA

                                 CODE OF ETHICS


      The Board of Directors (each, a "Board," and collectively, the "Boards") of the Managing Unitholder of Villanova Mutual Fund Capital Trust, Villanova SA Capital Trust, NorthPointe Capital LLC, Morley Capital Management, Inc. and Union Bond & Trust Company (each, an "Adviser" and collectively, "Villanova") have adopted this Code of Ethics, in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended, (the "Act"). The Rule makes it unlawful for certain employees of Villanova, in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below):

      (1)  to employ any device, scheme or artifice to defraud a Client;

      (2) to make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Client; or

      (4) to engage in a manipulative practice with respect to a Client.

      While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, Villanova recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any Villanova Client.

      A.   Definitions

      (1) "Access Person" means any director (excluding any director who is not also an officer of Villanova or its affiliates), officer, or Advisory Person (defined immediately below) of an Adviser.

      (2) "Advisory Person" means (a) any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his or her regular functions or duties, normally makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to an Adviser who obtains current information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

      (3) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Covered Security. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household.

      (4) "Client" means (a) any investment company registered under the Act or any series of a registered investment company for whom an Adviser(s) acts as investment adviser or sub-adviser or (b) any separately managed investment account, which is advised by an Adviser (or Advisers).

      (5) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

      (6) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies.

      (7) "Investment Personnel" means (a) any Portfolio Manager who are employees of an Adviser as well as any other person such as a securities analyst and/or trader who is an employee of an Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client's purchase or sale of securities (including providing information and advice to Portfolio Managers or helping with the execution of a Portfolio Managers' decisions) or (b) any natural person who controls an Adviser and who obtains information concerning recommendations to a Client regarding the purchase or sale of securities by a Client.

      (8) "Portfolio Managers" means those individuals who, in connection with his or her regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

      (9) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (10) "Security held or to be acquired" by a Client means any Covered Security which, within the most recent 15 days, (a) is or has been held by a Client; (b) is being or has been considered for purchase by a Client; and (c) any option to purchase or sell, and any Covered Security which is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

      B.   Statement of General PrincipLES

      It is the duty of all directors, officers and employees to place the interests of Villanova's Clients, first at all times. Consistent with that duty, all Access Persons and Investment Personnel of Villanova must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of Villanova's Clients; and (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility.

      This Code of Ethics applies to transactions in Covered Securities for personal accounts of all directors, officers, employees and Advisory Persons of Villanova and any other accounts in which they have any beneficial ownership. It imposes certain investment restrictions and prohibitions and requires the reports set forth below. If directors, officers or employees of Villanova become(s) aware of material non-public information or if a Client is active in a given Covered Security, some personnel may find themselves "frozen" in a position. Villanova will not bear any losses in personal accounts resulting from the implementation of any portion of the Code of Ethics.

      C.   General Prohibitions

      (1) All directors, officers and employees of Villanova shall keep all information pertaining to Clients' portfolio transactions confidential. No person with access to Covered Securities holdings, recommendations or pending transactions should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances, which would disclose this information to anyone who would not have access to such information in the normal course of events.

      (2) No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner, which might prove detrimental to the interests of a Client.

      (3) No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular
Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

      (4) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule set forth above.

      D.   Personal Trading Restrictions

      (1)  Pre-clearance

      Access Persons are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(8)) with the designated compliance personnel. Requests for pre-clearance must be made in writing or via E-mail on the Pre-clearance Request Form provided by the compliance officer. Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

      (2)  Initial Public Offerings ("IPOs")

      Except as described below, all Access Persons are prohibited from acquiring any Covered Securities in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. Examples of such circumstances include a conversion offering as described in the NASD's Freeriding and Withholding Interpretation or similar issuer directed share programs generally consistent with recent interpretive letters issued by the NASD. In approving any such request, the onus for substantiating and documenting compliance with the provisions of this Code of Ethics rests on the individual seeking approval. Also, notwithstanding submission of substantiating documentation approval may be withheld if the reviewing compliance personnel believes that an actual or potential conflict of interest exists with respect to any Client.

      (3)  Private Placements

      Investment Personnel must obtain approval from the appropriate compliance officer before acquiring Covered Securities in a private placement. In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with an Adviser. Investment Personnel who have been authorized to acquire Covered Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by a Client in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Client's decision to purchase that issuer's Covered Securities.

      (4)  30 Day Holding Period

      Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. In the event such trades cannot be unwound, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Client account or the account of the appropriate Adviser. For purposes of this section, calculation of profits will be based on a "last-in, first-out" (LIFO) basis.

      (5)  Blackout Period

           (a)  Same Day

           Access Persons are prohibited from executing any personal Covered Securities transaction on a day when a Client has a pending buy or sell order in that same Covered Security. This prohibition shall be lifted once the Client executes or withdraws its order for the Covered Security in question. However, directors of Villanova who are not officers of an Adviser or any of its affiliates and who, on the day they execute a personal Covered Securities transaction, have no knowledge of what a Client is trading on that day, are not subject to the Same Day Blackout Period.

           (b)  Seven Day

           All Investment Personnel are prohibited from executing any personal Covered Securities transactions within seven (7) calendar days before or after the day any Client advised by such person trades in that Covered Security.

           (c) Trades made in violation of these blackout periods should be unwound, if possible. Otherwise, any profits realized on such trades shall be subject to disgorgement to the appropriate Client account or the account of the appropriate Adviser.

      (6)  Gifts

      No Investment Personnel shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Investment Personnel, do business or might do business with a Client or Villanova. For purposes of this provision, the following gifts will not be considered to be in violation of this section:
(a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

      (7)  Exempted Transactions

      The prohibitions of Section (D)(4)-(5) of this Code of Ethics shall not apply to:

           (a) purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control;

           (b) purchases or sales which are non-volitional1 on the part of the Access Person, Investment Personnel or a Client;

           (c) purchases which are part of an automatic dividend reinvestment plan; or

           (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

           (e) purchases or sales of the securities listed on Exhibit D.

      (8) Access Persons are generally required to obtain pre-clearance before executing any trade. However, in certain instances an Access Person is relieved from obtaining pre-clearance, but must report the transaction. In other instances, the Access Person is relieved of both of the duty to obtain pre-clearance and to report the transaction.

           (a)  Access   Persons  do  not  have  to  pre-clear   the   following
      transactions, but must report them:

                (i) Stocks when the total purchase/sale of the particular issuer whose market capitalization exceeds $1 billion is 500 shares or less per transaction. All transactions executed within any seven day calendar period will be aggregated for purposes of this section.

                (ii) Option contracts on stock when the total purchase/sale of the contract is 500 shares or less of a particular issuer and pre-clearance of the equity trade would not be required under Section
           (a)(i) above.

                (iii)Corporate debt Covered Securities2 rated in the highest grades by any Nationally Rated Statistical Rating Organization if the purchase/sale is $25,000.00 or less per issue in any calendar quarter.

                (iv) Municipal bonds if the purchase/sale is $25,000.00 or less per issue in any calendar quarter.

                (v) the securities listed in Exhibit D.

                *Provision (8)(a) and its sub-parts do not relieve Access Persons of their duty to report the transactions described therein. Furthermore, this provision does not apply to transactions covered under Sections D(2) and D(3).

           (b) The following transactions are exempt from the prohibitions contained in this Code of Ethics, do not require prior clearance and do not have to be reported (securities which do not qualify as Covered Securities under this Code of Ethics are also exempt from these reporting requirements):

                (i)  Variable Annuities.

                (ii) Oil, gas or other mineral leases.

                (iii)Commodities, commodity contracts or futures contracts.

      (9) Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the appropriate compliance officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients advised by the employee. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.

      E.   Reporting, Disclosure and Certification Requirements

      (1)  Initial Holdings Reports

      All Access Persons shall disclose all personal Covered Securities holdings to the appropriate compliance officer. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

           (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

           (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

           (c) the date that the report is submitted by the Access Person.

      All Access Persons currently employed by Villanova shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

      (2)  Quarterly Reports

           (a) All Access Persons shall report to the appropriate compliance officer, the information described in Sub-paragraph (2)(b) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security.

           (b) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

                (i) the date of the transaction, the title of the Covered Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                (iii)the price at which the transaction was effected;

                (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                (v) the date the report is submitted.

           (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

           (d) All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. In addition, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

                (vi) the name of the broker, dealer or bank with whom the Access Person established the account;

                (vii)the date the account was established; and

                (viii)    the date the report is submitted.

      (3)  Annual Holdings Reports

      All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

           (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

           (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

           (c) the date that the report is submitted by the Access Person.

      (4)  Certification of Compliance with Code of Ethics

      All Access Persons shall certify annually that:

           (a) they have read and understand the Code of Ethics and recognize that they are subject to its provisions;

           (b) they have complied with the  requirements  of the Code of Ethics;
      and

           (c) they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

      (5)  Personal Brokerage Accounts

      No director, officer or employee shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the appropriate compliance officer. In addition, all directors, officers and employees shall provide compliance personnel with a listing of all brokerage accounts in which the directors, officers or employee have a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable.

      (6)  Review of Reports and Notification

      Villanova will appoint compliance personnel to review all brokerage account statements and Quarterly, Initial and Annual Reports to detect conflicts of interest and abusive practices. In addition, the appropriate compliance officer shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

      F.   REPORTING OF VIOLATIONS TO THE BOARDS

      Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the appropriate Board.

      G.   BOARD APPROVAL

      (1) Upon its adoption, the compliance officer shall submit a copy of the Code of Ethics to the board of each investment company Client for which an Adviser serves as investment adviser or sub-adviser for approval no later than September 1, 2000.

      (2) Each Adviser is further required to obtain approval from each investment company Client for any material changes to this Code of Ethics within six (6) months of any such change.

      H.   ANNUAL REPORTING of villanova TO INVESTMENT COMPANY CLIENTS

      Each Adviser shall prepare a written annual report relating to its Code of Ethics to the board of each investment company Client for which it acts as investment adviser or sub-adviser. Such annual report shall:

      (1) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

      (2) identify any material violations requiring significant remedial action during the past year;

      (3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

      (4) certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

      I.   SANCTIONS

      Upon discovering a violation of this Code, the Boards may impose such sanctions, as they deem appropriate, including, among other things, issuing a letter of censure or suspension or terminating the employment of the violator or referring the matter to the appropriate regulatory or governmental authority.

      J.   RETENTION OF RECORDS

      Each Adviser must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

      (1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

      (2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

      (3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

      (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

      (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

      (6) A copy of each annual report required under Section H for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

Date:  August 8, 2000

                                                                       Exhibit A

                                    VILLANOVA

                                 CODE OF ETHICS

                                 INITIAL REPORT

      To the Compliance Officer of Villanova:

      1. I hereby acknowledge receipt of a copy of the Code of Ethics for Villanova.

      2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and Covered Securities held or to be acquired by any such Client.

      4. As of the date below I had a direct or indirect beneficial ownership in the following Covered Securities:

      Title of      Number of       Dollar       Type of
      Security        Shares        Amount       Interest
                                     of        (Direct or
                                 Transaction    Indirect)

      5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

      Name of Broker, Bank or Dealer with       Date
            Whom Account Maintained          Established









Name:
Title:
Date Report Submitted:

                                                                       Exhibit B
                                    VILLANOVA

                                 CODE OF ETHICS

                   QUARTERLY SECURITIES TRANSACTIONS REPORT
                   For the Calendar Quarter Ended: _________

To the Compliance Officer of Villanova:

      During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Villanova.

==========---------------------------------------------------------==========
           DATE OF   NO. OF INTEREST     DOLLAR   NATURE OF  PRICE
TITLE OF  TRANSACTIONSHARES RATE AND   AMOUNT OF  TRANSACTION       BROKER/
SECURITY                    MATURITY   TRANSACTION(Purchase,        DEALER
                            DATE (if                Sale,          OR BANK
                            applicable)             Other)          THROUGH
                                                                            WHOM
                                                                        EFFECTED
                                                                   ==========
==========---------------------------------------------------------==========

                                                                   ==========
==========---------------------------------------------------------==========

                                                                   ==========
==========---------------------------------------------------------==========

                                                                   ==========
==========---------------------------------------------------------==========

                                                                   ==========
==========---------------------------------------------------------==========

                                                                   ==========
==========---------------------------------------------------------==========

                                                                   ==========
==========---------------------------------------------------------==========

                                                                   ==========
=============================================================================

=============================================================================

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

      I hereby represent that I established the brokerage accounts listed below, in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the compliance officer.

      Name of Broker, Dealer or Bank with       Date
            Whom Account Established         Established







      Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.

Name:
Title:
Date Report Submitted:

                                                                       Exhibit C

                                    VILLANOVA

                                 CODE OF ETHICS

                                  ANNUAL REPORT

      To the Compliance Officer of Villanova:

      1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

      2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all Covered Securities transactions required to be reported pursuant to the Code.

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Client, such as any economic relationship between my transactions and Covered Securities held or to be acquired by a Client.





      4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following Covered Securities:

                                    Principal
                                 Amount        Type of    Broker/Dealer
                                   of         Interest       or Bank
   Title of      Number of     Securities    (Direct or   Through Whom
   Security        Shares         Sold        Indirect)     Effected

      5. I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

      Name of Broker, Bank or Dealer with       Date
            Whom Account Maintained          Established










Name:
Title:
Date Report Submitted:

                                                                    Exhibit D(1)

      Access Persons will not be subject to the Pre-clearance requirements under Section D(1), the Holding requirements under Section D(4), or the Blackout Period under Section D(5) with respect to the following securities:

1. securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);

2. options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and

3. the following specifically enumerated securities traded on the American Stock
Exchange:

----------------------------------------------------------------------
                       Name                              Symbol
----------------------------------------------------------------------
----------------------------------------------------------------------
      DIAMONDS Trust Series I Trading Symbol               DIA
----------------------------------------------------------------------
----------------------------------------------------------------------
  Nasdaq-100 Index Tracking Stock Trading Symbol           QQQ
----------------------------------------------------------------------
----------------------------------------------------------------------
            MidCap SPDR Trading Symbol                     MDY
----------------------------------------------------------------------
----------------------------------------------------------------------
   SPDR (Standard & Poor's Depository Receipts)            SPY
                  Trading Symbol
----------------------------------------------------------------------
----------------------------------------------------------------------
   Select Sector SPDR - Basic Industries Trading           XLB
                      Symbol
----------------------------------------------------------------------
----------------------------------------------------------------------
  Select Sector SPDR - Consumer Services Trading           XLV
                      Symbol
----------------------------------------------------------------------
----------------------------------------------------------------------
   Select Sector SPDR - Consumer Staples Trading           XLP
                      Symbol
----------------------------------------------------------------------
----------------------------------------------------------------------
   Select Sector SPDR - Cyclical/Transportation            XLY
                  Trading Symbol
----------------------------------------------------------------------
----------------------------------------------------------------------
    Select Sector SPDR - Energy Trading Symbol             XLE
----------------------------------------------------------------------
----------------------------------------------------------------------
   Select Sector SPDR - Financial Trading Symbol           XLF
----------------------------------------------------------------------
----------------------------------------------------------------------
  Select Sector SPDR - Industrial Trading Symbol           XLI
----------------------------------------------------------------------
----------------------------------------------------------------------
  Select Sector SPDR - Technology Trading Symbol           XLK
----------------------------------------------------------------------
----------------------------------------------------------------------
   Select Sector SPDR - Utilities Trading Symbol           XLU
----------------------------------------------------------------------
----------------------------------------------------------------------
!Shares Dow Jones U.S. Financial Sector Index Fund         IYF
----------------------------------------------------------------------
----------------------------------------------------------------------
    !Shares Dow Jones U.S. Internet Index Fund             IYV
----------------------------------------------------------------------
----------------------------------------------------------------------
!Shares Dow Jones U.S. Technology Sector Index Fund        IYW
----------------------------------------------------------------------
----------------------------------------------------------------------
 !Shares Dow Jones U.S. Telecommunications Sector          IYZ
                    Index Fund
----------------------------------------------------------------------
----------------------------------------------------------------------
          !Shares Russell 1000 Index Fund                  IWB
----------------------------------------------------------------------
----------------------------------------------------------------------
      !Shares Russell 1000 Growth Index Fund               IWF
----------------------------------------------------------------------
----------------------------------------------------------------------
       !Shares Russell 1000 Value Index Fund               IWD
----------------------------------------------------------------------
----------------------------------------------------------------------
          !Shares Russell 2000 Index Fund                  IWM
----------------------------------------------------------------------
----------------------------------------------------------------------
          !Shares Russell 3000 Index Fund                  IWV
----------------------------------------------------------------------
----------------------------------------------------------------------
            !Shares S&P 500 Index Fund                     IVV
----------------------------------------------------------------------
----------------------------------------------------------------------
      !Shares S&P 500/BARRA Growth Index Fund              IVW
----------------------------------------------------------------------
----------------------------------------------------------------------
      !Shares S&P 500/BARRA Value Index Fund               IVE
----------------------------------------------------------------------
----------------------------------------------------------------------
         !Shares S&P MidCap 400 Index Fund                 IJH
----------------------------------------------------------------------
----------------------------------------------------------------------
        !Shares S&P SmallCap 600 Index Fund                IJR
----------------------------------------------------------------------
(1) Subject to change at the discretion of Villanova. (2) For the Purposes of this Code, a broad based market index is one that tracks 100 or more underlying securities.


n1a\SelectManagers\Villanova_Code

--------
1 Non-volitional purchases or sales include those transactions, which do not involve a willing act or conscious decision on the part of the director, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered non-volitional.

2 Corporate debt Covered Securities, which are rated in the highest grades, have an extremely strong capacity to pay principal and interest. The following Corporate debt Covered Securities are considered to have the highest ratings:
(a) bonds rated AA or higher by Standard & Poor's Corporation; (b) bonds rated Aa or higher by Moody's Investors Service, Inc.; and (c) bonds rated A or higher by Fitch or Duff.

                             JENNISON ASSOCIATES LLC

                                 CODE OF ETHICS,

                            POLICY ON INSIDER TRADING

                                       AND

                             PERSONAL TRADING POLICY


                           As Amended December 6, 1999







I, _____________________________, do hereby acknowledge that I have
                    (PRINT NAME)
received and read the revised Code of Ethics, as amended December 6, 1999.



DATE: ________________________________

SIGNATURE: ___________________________

                             JENNISON ASSOCIATES LLC

                                 CODE OF ETHICS,

                            POLICY ON INSIDER TRADING

                                       AND

                             PERSONAL TRADING POLICY


                           As Amended December 6, 1999







I, _____________________________, do hereby acknowledge that I have
                    (PRINT NAME)
received and read the revised Code of Ethics, as amended December 6, 1999.



DATE: ________________________________

SIGNATURE: ___________________________

                                    SECTION I



                                 CODE OF ETHICS

                                       FOR

                             JENNISON ASSOCIATES LLC





      This Code sets forth rules, regulations and standards of conduct for the employees of Jennison Associates LLC. It bears the approval of the Corporation's Board of Directors and applies to Jennison Associates and all subsidiaries.

      The Code incorporates The Prudential Insurance Company of America's ethics policies as well as additional policies specific to Jennison Associates LLC. Prudential's Code of Ethics, "Making the Right Choices", may be found as Exhibit Q in Jennison Associates' Compliance Manual.

      The prescribed guidelines assure that the high ethical standards long maintained by Jennison continue to be applied. The purpose of the Code is to preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading, or unethical business conduct. The rules prohibit certain activities and personal financial interests as well as require disclosure of personal investments and related business activities of all directors, officers and employees.

      ERISA and the federal securities laws define an investment advisor as a fiduciary who owes his clients a duty of undivided loyalty, who shall not engage in any activity in conflict with the interests of the client. As a fiduciary, our personal and corporate ethics must be above reproach. Actions which expose any of us or the organization to even the appearance of impropriety must not occur.

      The excellent name of our firm continues to be a direct reflection of the conduct of each of us in everything we do.

      Being fully aware of and strictly adhering to the Code of Ethics is the responsibility of each Jennison Associates employee.

                            CONFIDENTIAL INFORMATION


      Employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Jennison, companies researched by us for investment, our present and prospective clients, suppliers, officers and other staff members. Confidential information also includes trade secrets and other proprietary information of the Corporation such as business or product plans, systems, methods, software, manuals and client lists. Safeguarding confidential information is essential to the conduct of our business. Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know.

      A) Personal Use: Confidential information obtained or developed as a result of employment with the Corporation is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain. Use or disclosure of such information could result in civil or criminal penalties against the Corporation or the individual responsible for disclosing such information.

      Further guidelines pertaining to confidential information are contained in the "Policy Statement on Insider Trading." (Set forth on page 8 in the section dedicated specifically to Insider Trading.)

      B) Release of Client Information: Information concerning a client which has been requested by third persons, organizations or governmental bodies may only be released with the consent of the client involved. All requests for information concerning a client (other than routine credit inquiries), including requests pursuant to the legal process (such as subpoenas or court orders) must be promptly referred to Karen E. Kohler. No information may be released, nor should the client involved be contacted, until so directed by Karen E. Kohler.

      In order to preserve the rights of our clients and to limit the firm's liability concerning the release of client proprietary information, care must be taken to:

      * Limit use and discussion of information obtained on the job to normal business activities.

      * Request and use only information which is related to our business needs.

      * Restrict access to records to those with proper authorization and legitimate business needs.

      * Include only pertinent and accurate data in files which are used as a basis for taking action or making decisions.

                              CONFLICTS OF INTEREST



      You should avoid actual or apparent conflicts of interest - that is, any personal interest outside the Company which could be placed ahead of your obligations to our clients, Jennison Associates or The Prudential Insurance Company of America. Conflicts may exist even when no wrong is done. The opportunity to act improperly may be enough to create the appearance of a conflict.

      We recognize and respect an employee's right of privacy concerning personal affairs, but we must require a full and timely disclosure of any situation which could result in a conflict of interest or even the appearance of a conflict. Whether or not a conflict exists will be determined by the Company, not by the employee involved.

      To reinforce our commitment to the avoidance of potential conflicts of interest, the following rules have been adopted:


      1) YOU MAY NOT, without first having secured prior approval from the Board of Directors, serve as a director, officer, employee, partner or trustee - nor hold any other position of substantial interest - in any outside business enterprise. You do not need prior approval, however, if the following three conditions are met: one, the enterprise is a family firm owned principally by other members of your family; two, the family business is not doing business with Jennison or The Prudential; and three, the services required will not interfere with your duties or your independence of judgment. Significant involvement by employees in outside business activity is generally unacceptable. In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.


      * Note - The above deals only with positions in business enterprises. It does not effect Jennison's practice of permitting employees to be associated with governmental, educational, charitable, religious or other civic organizations. These activities may be entered into without prior consent, but must still be disclosed on an annual basis.

      2) YOU MAY NOT act on behalf of Jennison in connection with any transaction in which you have a personal interest. This rule does not apply to any personal interest resulting from your participation in any Jennison or Prudential plan in the nature of incentive compensation, or in the case of a plan which provides for direct participation in specific transactions by Jennison's Board of Directors.

      3) YOU MAY NOT, without prior approval from the Board of Directors, have a substantial interest in any outside business which, to your knowledge, is involved currently in a business transaction with Jennison or The Prudential, or is engaged in businesses similar to any business engaged in by Jennison. A substantial interest includes any investment in the outside business involving an amount greater than 10 percent of your gross assets, or $10,000 if that amount is larger, or involving an ownership interest greater than 2 percent of the outstanding equity interests. You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds and similar enterprises which are publicly owned.

      4) YOU MAY NOT, without prior approval of the Board of Directors, engage in any transaction involving the purchase of products and/or services from Jennison, except on the same terms and conditions as they are offered to the public. Plans offering services to employees approved by the Board of Directors are exempt from this rule.


      5.) YOU MAY NOT purchase an equity interest in any competitor. Employees and their immediate families are also prohibited from investing in securities of a client or supplier with whom the staff member regularly deals even if the securities are widely traded.


                            OTHER BUSINESS ACTIVITIES

      ISSUES REGARDING THE RETENTION OF SUPPLIERS: The choice of our suppliers must be based on quality, reliability, price, service, and technical advantages.

      GIFTS: Jennison employees and their immediate families should not solicit, accept, retain or provide any gifts or favors which might influence decisions you or the recipient must make in business transactions involving Jennison or which others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence your business decisions.

      Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Examples of such gifts are those received as normal business courtesies (i.e. meals or golf games); non-cash gifts of nominal value (such as received at Holiday time); gifts received because of kinship, marriage or social relationships entirely beyond and apart from an organization in which membership or an official position is held as approved by the Corporation. Entertainment which satisfies these requirements and conforms to generally accepted business practices also is permissible. Please reference the Gifts and Entertainment section of Jennison Associates' Compliance Manual for a more detailed explanation of Jennison's policy towards gifts and entertainment.

      IMPROPER PAYMENTS - KICKBACKS: In the conduct of the Corporation's business, no bribes, kickbacks, or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such as agents, attorneys or other consultants, for the purpose of influencing such individual or organization in obtaining or retaining business for, or directing business to, the Corporation.

      BOOKS, RECORDS AND ACCOUNTS: The integrity of the accounting records of the Corporation is essential. All receipts and expenditures, including personal expense statements must be supported by documents that accurately and properly describe such expenses. Staff members responsible for approving expenditures or for keeping books, records and accounts for the Corporation are required to approve and record all expenditures and other entries based upon proper supporting documents so that the accounting records of the Corporation are maintained in reasonable detail, reflecting accurately and fairly all transactions of the Corporation including the disposition of its assets and liabilities. The falsification of any book, record or account of the Corporation, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited. Disciplinary action will be taken against employees who violate these rules, which may result in dismissal.

      LAWS AND REGULATIONS: The activities of the Corporation must always be in full compliance with applicable laws and regulations. It is the Company's policy to be in strict compliance with all laws and regulations applied to our business. We recognize, however, that some laws and regulations may be ambiguous and difficult to interpret. Good faith efforts to follow the spirit and intent of all laws is expected. To ensure compliance, the Corporation intends to educate its employees on laws related to Jennison's activities which may include periodically issuing bulletins, manuals and memoranda. Staff members are expected to read all such materials and be familiar with their content.

      OUTSIDE ACTIVITIES & POLITICAL AFFILIATIONS: Jennison Associates does not contribute financial or other support to political parties or candidates for public office except where lawfully permitted and approved in advance in accordance with procedures adopted by Jennison's Board of Directors. Employees may, of course, make political contributions, but only on their own behalf; they will not be reimbursed by the Company for such contributions.

      Legislation generally prohibits the Corporation or anyone acting on its behalf from making an expenditure or contribution of cash or anything else of monetary value which directly or indirectly is in connection with an election to political office; as, for example granting loans at preferential rates or providing non-financial support to a political candidate or party by donating office facilities. Otherwise, individual participation in political and civic activities conducted outside of normal business hours is encouraged, including the making of personal contributions to political candidates or activities.

      Employees are free to seek and hold an elective or appointive public office, provided you do not do so as a representative of the Company. However, you must conduct campaign activities and perform the duties of the office in a manner that does not interfere with your responsibilities to the firm.

   COMPLIANCE WITH THE CODE & CONSEQUENCES IF VIOLATION OF THE CODE OCCURS:


      Each year all employees will be required to complete a form certifying that they have read this booklet, understand their responsibilities, and are in compliance with the requirements set forth in this statement.

      This process should remind us of the Company's concern with ethical issues and its desire to avoid conflicts of interest or their appearance. It should also prompt us to examine our personal circumstances in light of the Company's philosophy and policies regarding ethics.

      Certain key employees will be required to complete a form verifying that they have complied with all company procedures and filed disclosures of significant personal holdings and corporate affiliations.

      If any staff member has reason to believe that any situation may have resulted in a violation of any provision of the Code of Ethics, whether by that staff member or by another, the matter must be reported promptly to Karen E. Kohler.

      Violation of any provision of the Code of Ethics by any staff member may constitute grounds for disciplinary action, including dismissal.























                                   SECTION II




                                 INSIDER TRADING





      As a result of recent legislative events, particularly the enactment of the Insider Trading and Securities Fraud Enforcement Act of 1988, the Securities Exchange Acts and the Investment Advisors Act of 1940 require that all investment advisors establish, maintain and enforce policies and supervisory procedures designed to prevent the misuse of material, non-public information by such investment advisor, and any associated person.

      This section of the Code sets forth Jennison Associates' policy statement on insider trading. It explains some of the terms and concepts associated with insider trading, as well as the civil and criminal penalties for insider trading violations. In addition, it sets forth the necessary procedures required to implement Jennison Associates' Insider Trading Policy Statement.

      This policy applies to all Jennison Associates' employees, as well as the employees of all affiliated companies.

                      JENNISON ASSOCIATES' POLICY STATEMENT
                             AGAINST INSIDER TRADING





      When contemplating a transaction for your personal account, or an account in which you may have a direct or indirect personal or family interest, we must be certain that such transaction is not in conflict with the interests of our clients. Specific rules in this area are difficult, and in the final analysis, each of us must make our own determination as to whether a transaction is in conflict with client interests. Although it is not possible to anticipate all potential conflicts of interest, we have tried to set a standard that protects the firm's clients, yet is also practical for our employees. The Company recognizes the desirability of giving its corporate personnel reasonable freedom with respect to their investment activities, on behalf of themselves, their families, and in some cases non-client accounts (i.e. charitable or educational organizations on whose boards of directors corporate personnel serve). However, personal investment activity may conflict with the interests of the Company's clients. In order to avoid such conflicts -- or even the appearance of conflicts -- the Company has adopted the following policy:


           Jennison Associates LLC forbids any director, officer or employee from trading, either personally or on behalf of clients or others, on material, non-public information or communicating material, non-public information to others in violation of the law. Said conduct is deemed to be "insider trading." Such policy applies to every director, officer and employee and extends to activities within and outside their duties at Jennison Associates.

      Every director, officer, and employee is required to read and retain this policy statement. Questions regarding Jennison Associates' Insider Trading policy and procedures should be referred to Karen E. Kohler or John H. Hobbs.



                  EXPLANATION OF RELEVANT TERMS AND CONCEPTS


      Although insider trading is illegal, Congress has not defined "insider", "material" or "non-public information". Instead the courts have developed definitions of these terms. Set forth below are very general descriptions of these terms. However, it is usually not easily determined whether information is "material" or "non-public" and, therefore, whenever you have any questions as to whether information is material or non-public, consult with Karen E.
Kohler. Do not make this decision yourself.

      1) Who is an Insider?

      The concept of an "insider" is broad. It includes officers, directors and employees of a company. A person may be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. Examples of temporary insiders are the company's attorneys, accountants, consultants and bank lending officers, as well as the employees of such organizations. Jennison Associates and its employees may become "temporary insiders" of a company in which we invest, in which we advise, or for which we perform any other service. An outside individual may be considered an insider, according to the Supreme Court, if the company expects the outsider to keep the disclosed non-public information confidential or if the relationship suggests such a duty of confidentiality.

      2) What is Material Information?

      Trading on inside information is not a basis for liability unless the information is material. Material Information is defined, as:

       * Information, for which there is a substantial likelihood, that a reasonable investor would consider important in making his or her investment decisions, or
       * Information that is reasonably certain to have a substantial effect on the price of a company's securities.

       Information that directors, officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, a significant increase or decline in orders, significant new products or discoveries, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

      In addition, knowledge about Jennison Associates' trading information and patterns may be deemed material.

      3) What is Non-public Information?

      Information is "non-public" until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally available to the public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economics Services, The Wall Street Journal or other publications of general circulation would be considered public.

      4) Misappropriation Theory

      Under the "misappropriation" theory liability is established when trading occurs on material non-public information that is stolen or misappropriated from any other person. In U.S. v. Carpenter, a columnist defrauded The Wall Street Journal by stealing non-public information from the Journal and using it for trading in the securities markets. Note that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

      5) Who is a controlling person?

      "Controlling persons" include not only employers, but any person with power to influence or control the direction of the management, policies or activities of another person. Controlling persons may include not only the Company, but its directors and officers.



                   PENALTIES FOR INSIDER TRADING VIOLATIONS


      Penalties for trading on or communicating material non-public information are more severe than ever. The individuals involved in such unlawful conduct may be subject to both civil and criminal penalties. A controlling person may be subject to civil or criminal penalties for failing to establish, maintain and enforce Jennison Associates' Policy Statement against Insider Trading and/or if such failure permitted or substantially contributed to an insider trading violation.

      Individuals can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

           a. CIVIL INJUNCTIONS

           b. TREBLE DAMAGES

           c. DISGORGEMENT OF PROFITS

           d. JAIL SENTENCES - Under the new laws, the maximum jail sentences for criminal securities law violations increased from 5 years to 10 years.

           e. CIVIL FINES - Persons who committed the violation may pay up to three times the profit gained or loss avoided, whether or not the person actually benefited.

           f. CRIMINAL FINES - The employer or other "controlling persons" may pay up to $2,500,000.

           g. Violators will be barred from the securities industry.

                                   SECTION III


                       IMPLEMENTATION PROCEDURES & POLICY


      The following procedures have been established to assist the officers, directors and employees of Jennison Associates in preventing and detecting insider trading as well as to impose sanctions against insider trading. Every officer, director and employee must follow these procedures or risk serious sanctions, including possible dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult Karen E. Kohler or John H. Hobbs.

      1)  Identifying Inside Information

      Before trading for yourself or others, including client accounts managed by Jennison Associates, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

           i. Is the information material? *Would an investor consider this information important in making his or her investment decisions? ** Would this information substantially effect the market price of the securities if generally disclosed?

           ii. Is the information non-public? * To whom has this information been provided? ** Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

      If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

           i. Report the matter immediately to Karen E. Kohler or John H. Hobbs. If neither are available you should contact Mr. Louis Begley, our attorney at Debevoise and Plimpton ((212)909-6000).

           ii. Do not repurchase or sell the securities on behalf of yourself or others, including client accounts managed by Jennison Associates.

           iii. Do not communicate the information inside or outside Jennison Associates, other than to Karen E. Kohler, John H. Hobbs, or Mr. Begley our outside counsel.

           iv. After Karen E. Kohler, John H. Hobbs, or Mr. Begley has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

      2)  Restricting Access to Material Non-public Information

      Information that you identify as material and non-public may not be communicated to anyone, including persons within Jennison Associates LLC, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be locked; access to computer files containing non-public information should be restricted.

      Jennison employees have no obligation to the clients of Jennison Associates to trade or recommend trading on the basis of material, non-public (inside) information in their possession. Jennison's fiduciary responsibility to its clients requires that the firm and its employees regard the limitations imposed by Federal securities laws.

      3)  Allocation of Brokerage

       To supplement its own research and analysis, to corroborate data compiled by its staff, and to consider the views and information of others in arriving at its investment decisions, Jennison Associates, consistent with its efforts to secure best price and execution, allocates brokerage business to those broker-dealers in a position to provide such services.

      It is the firm's policy not to allocate brokerage in consideration of the attempted furnishing of material non-public (inside) information. Employees, in recommending the allocation of brokerage to broker-dealers, should not give consideration to the provision of any material non-public (inside) information. The policy of Jennison Associates as set forth in this statement should be brought to the attention of such broker-dealer.

      4)  Resolving Issues Concerning Insider Trading

      If doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures and standards, or as to the propriety of any action, it must be discussed with Karen E. Kohler or John H. Hobbs before trading or communicating the information to anyone.

      This code will be distributed to all Jennison Associates personnel. Periodically or upon request, Karen E. Kohler will meet with such personnel to review this statement of policy, including any developments in the law and to answer any questions of interpretation or application of this policy.

      From time to time this statement of policy will be revised in the light of developments in the law, questions of interpretation and application, and practical experience with the procedures contemplated by the statement.

                                   SECTION IV


                  JENNISON ASSOCIATES PERSONAL TRADING POLICY



1. GENERAL POLICY AND PROCEDURES


      The management of Jennison Associates is fully aware of and in no way wishes to deter the security investments of its individual employees. The securities markets, whether equity, fixed income, international or domestic, offer individuals alternative methods of enhancing their personal investments.


      Due to the nature of our business and our fiduciary responsibility to our client funds, we must protect the firm and its employees from the possibilities of both conflicts of interest and illegal insider trading in regard to their personal security transactions.


      We have adopted the following policies and procedures on employee personal trading to insure against violations of the law. These policies and procedures are in addition to those set forth in the Code of Ethics and the Policy Statement Against Insider Trading.


2. RECORDKEEPING REQUIREMENTS

      Jennison Associates, as an investment advisor, is required by Rule 204-2 of the under the Investment Advisers Act of 1940, to keep records of every transaction in securities in which any of its personnel has any direct or indirect beneficial ownership, except transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control and transactions in securities which are direct obligations of the United States, mutual funds and high-quality short-term instruments. This includes transactions for the personal accounts of an employee, as well as, transactions for the accounts of other members of their immediate family (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control and trusts of which they are trustees or other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control, unless the investment decisions for the account are made by an independent investment manager in a fully discretionary account. Jennison recognizes that some of its employees may, due to their living arrangements, be uncertain as to their obligations under this Personal Trading Policy. If an employee has any question or doubt as to whether they have direct or indirect influence or control over an account, he or she must consult with the Compliance Department as to their status and obligations with respect to the account in question.

           In addition, Jennison, as a subadviser to investment companies registered under the Investment Company Act of 1940 (e.g., mutual funds), is required by Rule 17j-1 under the Investment Company Act to review and keep records of personal investment activities of "access persons" of these funds, unless the access person does not have direct or indirect influence or control of the accounts. An "access person" is defined as any director, officer, general partner or Advisory Person of a Fund or Fund's Investment Adviser. "Advisory Person" is defined as any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of investments by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales. Therefore, Jennison's "access persons" and "advisory persons" include the following: portfolio managers, investment analysts, traders, officers and directors.

1) Access Persons: Portfolio Managers, Investment Analysts, Traders, and other Jennison Officers and Directors

Access Persons are required to provide the Compliance Department with the following:

A)    Initial Holdings Reports:
      Within 10 days of commencement of employment, an initial holdings report detailing all personal investments (including private placements, and index futures contracts and options thereon, but excluding US Treasury securities, mutual fund shares, and short-term high quality debt instruments). The report should contain the following information:

1.    the title, number of shares and principal amount of each investment in which the Access Person had any direct or indirect beneficial ownership;
2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and
3. The date that the report is submitted by the Access Person.

B)    Quarterly Reports:
         1.Transaction Reporting:Within 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in investments in which the Access Person had any direct or indirect beneficial ownership:

           a.The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;
           b.The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
           c.The price of the investment at which the transaction was effected;
           d. The name of the broker, dealer or bank with or through which the transaction was effected; and
           e.The date that the report is submitted by the Access Person.

           2.Personal Securities Account Reporting:Within 10 days after the end of a calendar quarter, with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

             a. The name of the broker, dealer or bank with whom the Access
                Person established the account;
             b. The date the account was established; and c. The date that the report is submitted by the Access Person.

      To facilitate compliance with this reporting requirement, Jennison Associates requires that a duplicate copy of all trade confirmations and brokerage statements be supplied directly to Jennison Associates'
      Compliance Department and to the Prudential's Corporate Compliance Department. In addition, the Compliance Department must also be notified immediately upon the creation of any new personal investment accounts.

C)    Annual Holdings Reports
         Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

         1. The title, number of shares and principal amount of each investment in which the Access Person had any direct or indirect beneficial ownership;
         2.The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
3. The date that the report is submitted by the Access Person.

      D) A copy of all discretionary investment advisory contracts or agreements between the officer, director or employee and his investment advisors.

      E) A copy of Schedule B, Schedule D, and Schedule E from federal income tax returns on an annual basis.


2)All OtherEmployees of Jennison Associates

         In order to ensure compliance with these regulations, all other employees of Jennison Associates shall submit to the Compliance
         Department:

         A.)Upon   commencement   of  employment   and  no  less  than  annually
            thereafter, a report of all personal securities holdings and a report of every personal brokerage account in which they have any direct or indirect beneficial interest. The Compliance Department must also be notified immediately upon the creation of any new personal investment accounts.

            The report must disclose the following material:

            * Name and type of account - single, joint, trust, partnership, etc.
            *  A statement disclosing the general purpose of the account
               (e.g., as a trustee of XYZ College, I have agreed in accordance with the school's Board of Directors to invest funds on behalf of XYZ for the benefit of its annual scholarship fund).
            * The institution, bank, or otherwise, where the account is maintained.

         B.)A  report,   including   confirmation   and  quarter-end   brokerage
            statements, of every security transaction in which they, their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control), and trusts of which they are trustees or any other account in which they have a beneficial interest and have participated or direct or indirect influence or control.

            To facilitate this aspect of employee securities trading, Jennison Associates requires that a duplicate copy of all trade confirmations and brokerage statements be supplied directly to Jennison Associates' Compliance Department and to the Prudential's
            Corporate Compliance Department.

         C.)A copy of all discretionary investment advisory contracts or agreements between the officer, director or employee and his investment advisors.

         D.)A copy of Schedule B, Schedule D, and Schedule E from federal income tax returns on an annual basis.


3)    Non-Employee Directors

         A.)Jennison  recognizes that a director not employed by Jennison (i.e., directors designated by The Prudential Insurance Company of America to sit on Jennison's Board of Directors) is subject to his or her employer's own code of ethics, a copy of which and any amendments thereto shall have been made available to Jennison's Compliance Department. The Compliance Department of the non-employee director's employer must represent quarterly to the Jennison Compliance Department that the non-employee director has complied with the recordkeeping and other procedures of its code of ethics during the most recent calendar quarter. Such representation shall also state that such policies and procedures shall be deemed adequate for compliance with both Prudential's and Jennison's Codes of Ethics. If there have been any violations of the employer's code of ethics by such non-employee director, the employer's Compliance Department must submit a detailed report of such violations and what remedial action, if any was taken.

         B.)Non-employee directors shall be exempt from supplying a copy of Schedule B, D, and Schedule E from their federal income tax returns.

         C.)Additionally, all non-employee directors shall be exempt from the pre-clearance procedures as described below.


3. PRE-CLEARANCE PROCEDURES

      All directors, officers, and employees of Jennison Associates may need to obtain clearance from the Personal Investment Committee prior to effecting any securities transaction in which they or their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, have a beneficial interest on behalf of a trust of which they are trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control. Determination as to whether or not a particular transaction requires pre-approval should be made by consulting the "Compliance and Reporting of Personal Transactions Matrix" found on Exhibit A.

      Please note, voluntary tender offers are a recent addition to the "Compliance and Reporting of Personal Transactions" matrix. They are both a reportable transaction and one that requires pre-approval. Approval of tendering shares into a tender offer shall be determined on a case-by-case basis by the Personal Investment Committee.

      The Personal Investment Committee will make its decision of whether to clear a proposed trade on the basis of the personal trading restrictions set forth -below. A member of the Compliance Department shall promptly notify the officer, director, or employee of approval or denial to trade the requested security. Notification of approval or denial to trade may be verbally given as soon as possible; however, it shall be confirmed in writing within 24 hours of the verbal notification. Please note that the approval granted will be valid only for that day in which the approval has been obtained; provided, however, that approved orders for securities traded in certain foreign markets may be executed within 2 business days from the date pre-clearance is granted, depending on the time at which approval is granted and the hours of the markets on which the security is traded are open. In other words, if a trade was not effected on the day for which approval was originally sought, a new approval form must be re-submitted on each subsequent day in which trading may occur. Or, if the security for which approval has been granted is traded on foreign markets, approval is valid for an additional day (i.e., the day for which approval was granted and the day following the day for which approval was granted).

      Only transactions where the investment decisions for the account are made by an independent investment manager in a fully discretionary account will be exempt from the pre-clearance procedures. Copies of the agreement of such discretionary accounts, as well as transaction statements or another comparable portfolio report, must be submitted on a quarterly basis to the Compliance Department for review and record retention.

      Written notice of your intended securities activities must be filed for approval prior to effecting any transaction for which prior approval is required. The name of the security, the date, the nature of the transaction (purchase or sale), the price, the name and relationship to you of the account holder (self, son, daughter, spouse, father, etc.), and the name of the broker-dealer or bank involved in the transaction must be disclosed in such written notice. Such written notice should be submitted on the Pre-Clearance Transaction Request Forms (Equity/Fixed Income) which can be obtained from the Compliance Department. If proper procedures are not complied with, action will be taken against the employee. All violations shall go before the Personal Investment Committee and Jennison's Compliance Committee. The violators may be asked to reverse the transaction and/or transfer the security or profits gained over to the accounts of Jennison Associates. In addition, penalties for personal trading violations shall be determined in accordance with the penalties schedule set forth in Section 5, "Penalties for Violating Jennison Associates' Personal Trading Policies." Each situation and its relevance will be given due weight. If non-compliance with the pre-clearance procedure becomes repetitive, dismissal, by the Board of Directors, of the employee can result.


4. PERSONAL TRADING POLICY

      The following rules, regulations and restrictions have been set forth by the Board of Directors and apply to the personal security transactions of all employees. These rules will govern whether clearance for a proposed transaction will be granted. These rules also apply to the sale of securities once the purchase of a security has been pre-approved and completed.

      No director, officer or employee of the Company may effect for himself, an immediate family member (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, or any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control any transaction in a security, or recommend any such transaction in a security, of which, to his/her knowledge, the Company has effected the same for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of such client, or if such transaction was effected with prior knowledge of material, non-public information.

      Except in particular cases in which the Personal Investment Committee has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all corporate personnel for their own accounts, for their immediate family's accounts (including accounts of the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, and any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control. The provisions of the following paragraphs do not necessarily imply that the Personal Investment Committee will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, but rather are designed to indicate the transactions for which prior approval should be obtained to ensure that no conflict occurs.


      A. Personal Trading by All Employee Directors, Officers, and Employees

         (1.) Neither any security recommended, or proposed to be recommended to any client for purchase, nor any security purchased or proposed to be purchased for any client may be purchased by any corporate personnel if such purchase will interfere in any way with the orderly purchase of such security by any client.

         (2.) Neither any security recommended, or proposed to be recommended to any client for sale, nor any security sold, or proposed to be sold, for any client may be sold by any corporate personnel if such sale will interfere in any way with the orderly sale of such security by any client.

         (3.) No security may be sold after being recommended to any client for purchase or after being purchased for any client, and no security may be purchased after being recommended to any client for sale or after being sold for any client, if the sale or purchase is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.

         (4.) In order to prevent even the appearance of a violation of this rule or a conflict of interest with a client account , you should refrain from trading in the seven (7) calendar days before and after Jennison trades in that security.

           If an employee trades during a blackout period, disgorgement may be required. For example, if an Employee's trade is pre-approved and executed and subsequently, within seven days of the transaction, the Firm trades on behalf of Jennison's clients, the Jennison Personal Investment Committee shall review the personal trade in light of firm trading activity and determine on a case by case basis the appropriate action. If the Personal Investment Committee finds that a client is disadvantaged by the personal trade, the trader may be required to reverse the trade and disgorge to the firm any difference due to any incremental price advantage over the client's transaction.

      B.   Short-Term Trading Profits

                All directors (both employees and non-employees), officers, and employees of Jennison Associates are prohibited from profiting in their own accounts and the accounts of their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control or any trust of which they are a trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control from the purchase and sale, or the sale and purchase of the same or equivalent securities within 60 calendar days . Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within the 60 day restriction period shall be disgorged to the firm, net of taxes.

                "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchase and sale that occur with in a 60 calendar day period across all accounts over which a Jennison director, officer or employee has a direct or indirect beneficial interest (including accounts that hold securities held by members of a person's immediate family sharing the same household) over which the person has direct or indirect control or influence without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

                The prohibition on short-term trading profits shall not apply to trading of index options and index futures contracts and options on index futures contracts on broad based indices. However, such transactions remain subject to the pre-clearance procedures and other applicable procedures. A list of broad-based indices is provided on Exhibit B.

      C. No purchase of a security by any of the corporate personnel shall be made if the purchase would deprive any of Jennison's clients of an investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client's investments and investment objectives and whether the opportunity is being offered to corporate personnel by virtue of his or her position at Jennison.

      D. None of the corporate personnel may purchase new issues of either common stock or convertible securities except in accordance with item E below. This prohibition does not apply to new issues of shares of open-end investment companies. All corporate personnel shall also obtain prior written approval of the Personal Investment Committee in the form of a completed "Request to Buy or Sell Securities" form before effecting any purchase of securities on a `private placement' basis. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for Jennison's clients and whether the opportunity is being offered to corporate personnel by virtue of his or her position at Jennison.


      E. Subject to the pre-clearance and reporting procedures, corporate personnel may purchase securities on the date of issuance, provided that such securities are acquired in the secondary market. Upon requesting approval of such transactions, employees must acknowledge that he or she is aware that such request for approval may not be submitted until after the security has been issued to
                                      -----
           the public and is trading at prevailing market prices in the secondary market. Requests for approval of such transactions must be accompanied by a copy of the final prospectus. Additionally, trade confirmations of executions of such transaction must be received by the Compliance Department no later than the close of business on the day following execution of such trade. If such trade confirmation is not received, the employee may be requested to reverse (subject to pre-approval) the trade, and any profits or losses avoided must be disgorged to the firm.


      F. Subject to the preclearance and reporting procedures, corporate personnel may effect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired. In the event that approval to exercise such rights is denied, subject to preclearance and reporting procedures, corporate personnel may obtain permission to
                                                                           ---
           sell such rights on the last day that such rights may be traded.
           ----


      G. Any transactions in index futures contracts and index options, including those effected on a broad-based index, are subject to the preclearance and reporting requirements.


      H. No director, officer, or employee of Jennison Associates may profit in their personal securities accounts or the accounts of their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control or any trust of which they are a trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control by short selling or purchasing put options on securities that represent a position in any portfolios managed by Jennison on behalf of its clients. Any profits realized from such transactions shall be disgorged to the Firm, net of taxes. Put options, short sales and short sales against the box are subject to the preclearance rules.


      I.   No  employee,   director,  or  officer  of  Jennison  Associates  may
           participate in investment clubs.

J.    While participation in employee stock purchase plans and employee stock option plans need not be pre-approved, copies of the terms of the plans should be provided to the Compliance Department as soon as possible so that the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval, reporting, short-term trading profits ban). Corporate personnel must obtain pre-approval for any discretionary disposition of securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or employee stock option plan. Nondiscretionary dispositions of securities or exercise are not subject to pre-approval. Additionally, corporate personnel should report holdings of such securities and options on an annual basis.

K.    Subject to pre-clearance, long-term investing through direct stock purchase plans is permitted. The terms of the plan, the initial investment, and any purchases through automatic debit must be provided to and approved by the Personal Investment Committee. Any changes to the original terms of approval, e.g., increasing, decreasing, or termination of participation in the plan, as well as any sales or discretionary purchase of securities in the plan must be submitted for pre-clearance. Provided that the automatic monthly purchases have been approved by the Personal Investment Committee, each automatic monthly purchase need not be submitted for pre-approval. "Profits realized" for purposes of applying the ban on short-term trading profits will be determined by matching the proposed discretionary purchase or sale transaction against the most recent discretionary purchase or sale, as applicable, not the most recent automatic purchase or sale (if applicable). Additionally, holdings should be disclosed quarterly.


Exceptions to the Personal Trading Policy

      Notwithstanding the foregoing restrictions, exceptions to certain provisions (e.g., blackout period, pre-clearance procedures, and short-term trading profits) of the Personal Trading Policy may be granted on a case by case basis when no abuse is involved and the equities of the situation strongly support an exception to the rule.

      Investments in the following instruments are not bound to the rules and restrictions as set forth above and may be made without the approval of the Investment Compliance Committee: governments, agencies, money markets, repurchase orders, reverse repurchase orders and open-ended registered investment companies.

      All employees, on a quarterly basis, must sign a statement that they, during said period, have been in full compliance with all personal and insider trading rules and regulations set forth within Jennison Associates' Code of Ethics, Policy Statement on Insider Trading and Personal Trading Policy.

5.    PENALTIES FOR VIOLATIONS OF JENNISON ASSOCIATES' PERSONAL TRADING
      POLICIES

      Violations of Jennison's Personal Trading Policy and Procedures, while in most cases may be inadvertent, must not occur. It is important that every employee abide by the policies established by the Board of Directors. Penalties will be assessed in accordance with the schedules set forth below. These, however, are minimum penalties. The firm reserves the right to take any other appropriate action, including termination.

      All violations and penalties imposed will be reported to Jennison's Compliance Committee on a monthly basis. In addition, the Compliance Committee will provide the Board of Directors with an annual report which at minimum:

           (1) summarizes existing procedures concerning personal investing and any changes in procedures made during the preceding year;

           (2) identifies any violations requiring significant remedial action during the preceding year; and

           (3) identifies any recommended changes in existing restrictions or procedures based upon Jennison's experience under its policies and procedures, evolving industry practices, or developments in applicable laws and regulations.


Type of Violation


A.    Penalties for Failure to Secure Pre-Approval

      The minimum penalties for failure to pre-clear personal securities transactions include possible reversal of the trade, possible disgorgement of profits, as well as the imposition of additional cash penalties. Please note that subsections 2 and 3 have been applied retroactively from its effective date.

      1. Failure to Pre-clear Purchase


         Depending on the circumstances of the violation, the individual may be asked to reverse the trade (i.e., the securities must be sold). Any profits realized from the subsequent sale, net of taxes must be turned over to the firm. Please note: The sale or reversal of such trade must be submitted for pre-approval.


      2. Failure to Pre-clear Sales that result in long-term capital gains


           Depending on the circumstances of the violation, the firm may require that profits realized from the sale of securities that are defined as "long-term capital gains" by Internal Revenue Code (the "IRC") section 1222 and the rules thereunder, as amended, to be turned over to the firm, subject to the following maximum amounts:

      --------------------------------------------------------------

                JALLC Position              Disgorgement Penalty
      --------------------------------------------------------------
      --------------------------------------------------------------
      Senior Vice Presidents and above    Realized long-term
                                          capital gain, net of
                                          taxes, up to $10,000.00
      --------------------------------------------------------------
      --------------------------------------------------------------
      Vice Presidents and Assistant Vice  Realized long-term
      Presidents                          capital gain, net of
                             taxes, up to $5,000.00
      --------------------------------------------------------------
      --------------------------------------------------------------
      All other JALLC Personnel           25% of the realized
                                          long-term gain,
                                          irrespective of taxes,
                                          up to $3,000.00
      --------------------------------------------------------------


      3. Failure to Pre-clear Sales that result in short-term capital gains


           Depending on the nature of the violation, the firm may require that all profits realized from sales that result in profits that are defined as "short-term capital gains" by IRC section 1222 and the rules thereunder, as amended, be disgorged irrespective of taxes. Please note, however, any profits that result from violating the ban on short-term trading profits are addressed in section 5.C. "Penalties for Violation of Short-Term Trading Profit Rule."


      4.   Additional Cash Penalties

                 VP's and Above            Other JALLC Personnel
First Offense    None/Warning              None/Warning
Second Offense   $1000                     $200
Third Offense    $2000                     $300
Fourth Offense   $3000                     $400
Fifth Offense    $4000 & Automatic         $500 & Automatic
                 Notification of the       Notification of the Board
                 Board of Directors        of Directors

Notwithstanding the foregoing, Jennison reserves the right to notify the Board of Directors for any violation.

Penalties shall be assessed over a rolling three year period. For example, if over a three year period (year 1 through year 3), a person had four violations, two in year 1, and one in each of the following years, the last violation in year 3 would be considered a fourth offense. However, if in the subsequent year (year 4), the person only had one violation of the policy, this violation would be penalized at the third offense level because over the subsequent three year period (from year 2 through year 4), there were only three violations. Thus, if a person had no violations over a three year period, a subsequent offense would be considered a first offense, notwithstanding the fact that the person may have violated the policy prior to the three year period.

B.    Failure to Comply with Recordkeeping Requirements

Such violations occur if Jennison does not receive a broker confirmation within ten (10) business days following the end of the quarter in which a transaction occurs or if JACC does not routinely receive brokerage statements. Evidence of written notices to brokers of Jennison's requirement and assistance in resolving problems will be taken into consideration in determining the appropriateness of penalties.

                        VP's and Above         Other JALLC Personnel
First Offense           None/Warning           None/Warning
Second Offense          $200                   $50
Third Offense           $500                   $100
Fourth Offense          $600                   $200
Fifth Offense           $700& Automatic        $300 & Automatic
                        Notification of the    Notification of the
                        Board                  Board

Notwithstanding the foregoing, Jennison reserves the right to notify the Board of Directors for any violation.


C.    Penalty for Violation of Short-Term Trading Profit Rule


           Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within 60 calendar days shall be disgorged to the firm, net of taxes. "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, which requires matching any purchase and sale that occur with in a 60 calendar day period without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

D. Other policy infringements will be dealt with on a case by case basis. Penalties will be commensurate with the severity of the violation.

      Serious violations would include:

           A.   Failure to abide by the determination of the Personal
Committee.

           B.   Failure to submit pre-approval for securities in which
      Jennison            actively trades.

E.    Disgorged Profits

      Profits   disgorged   to  the  firm  shall  be  donated  to  a  charitable
      organization selected by the firm in the name of the firm. Such funds may be donated to such organization at such time as the firm determines.

                                    EXHIBIT A

           COMPLIANCE AND REPORTING OF PERSONAL TRANSACTIONS MATRIX

Investment            Sub-Category               RequirReportIfle
Category/Method                                  Pre-Ap(Y/N)lreportable,
                                                 (Y/N)       minimum
                                                                       reporting
                                                                       frequency
=====================================================================
BONDS                 Treasury Bills, Notes,       N     N     N/A
                      Bonds
                      Agency                       N     Y   Quarterly
                      Corporates                   Y     Y   Quarterly
                      MBS                          N     Y   Quarterly
                      ABS                          N     Y   Quarterly
                      CMO's                        Y     Y   Quarterly
                      Municipals                   N     Y   Quarterly
                      Convertibles                 Y     Y   Quarterly
STOCKS                Common                       Y     Y   Quarterly
                      Preferred                    Y     Y   Quarterly
                      Rights                       Y     Y   Quarterly
                      Warrants                     Y     Y   Quarterly
                      Automatic Dividend           N     N     N/A
                      Reinvestments
                      Optional Dividend            Y     Y   Quarterly
                      Reinvestments
                      Direct Stock Purchase        Y     Y   Quarterly
                      Plans with automatic
                      investments
                      Employee Stock               Y*    Y      *
                      Purchase/Option Plan
OPEN-END MUTUAL FUNDS
                      Affiliated Investments:      N     N     N/A
                      Non-Affiliated Funds         N     N     N/A
CLOSED END FUNDS &
UNIT INVESTMENT
TRUSTS                All Affiliated &             N     Y   Quarterly
                      Non-Affiliated Funds
                        US Funds (including        N     Y   Quarterly
                        SPDRs, NASDAQ 100 Index
                        Tracking Shares)
                        Foreign Funds              N     Y   Quarterly
DERIVATIVES             Any exchange  traded,  NASDAQ,  or OTC option or futures
                        contract, including, but not limited to:
                        Financial Futures          **    Y   Quarterly
                        Commodity Futures          N     Y   Quarterly
                        Options on Futures         **    Y   Quarterly
                        Options on Securities      **    Y   Quarterly
                        Non-Broad Based Index      Y     Y   Quarterly
                        Options
                        Non Broad Based Index      Y     Y   Quarterly
                        Futures Contracts and
                        Options on Non-Broad
                        Based Index Futures
                        Contracts
                        Broad Based Index          N     Y   Quarterly
                        Options
                        Broad Based Index          N     Y   Quarterly
                        Futures Contracts and
                        Options on Broad Based
                        Index Futures Contracts
LIMITED
PARTNERSHIPS,
PRIVATE PLACEMENTS,                                Y     Y   Quarterly
& PRIVATE INVESTMENTS
VOLUNTARY TENDER                                   Y     Y   Quarterly
OFFERS

* Pre-approval of sales of securities or exercises of options acquired through employee stock purchase or employee stock option plans are required. Holdings are required to be reported annually; transactions subject to pre-approval are required to be reported quarterly. Pre-approval is not required to participate in such plans. ** Pre-approval of a personal derivative securities transaction is required if the underlying security requires pre-approval.

                                    EXHIBIT B

                               BROAD-BASED INDICES



             -----------------------------------------
             Nikkei 300 Index CI/Euro
             -----------------------------------------
             -----------------------------------------
             S&P 100 Close/Amer Index
             -----------------------------------------
             -----------------------------------------
             S&P 100 Close/Amer Index
             -----------------------------------------
             -----------------------------------------
             S&P 100 Close/Amer Index
             -----------------------------------------
             -----------------------------------------
             S&P 500 Index
             -----------------------------------------
             -----------------------------------------
             S&P 500 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             S&P 500 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             S&P 500 (Wrap)
             -----------------------------------------
             -----------------------------------------
             S&P 500 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             Russell 2000 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             Russell 2000 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             S&P Midcap 400 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             NASDAQ- 100 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             NASDAQ- 100 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             NASDAQ- 100 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             NASDAQ- 100 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             NASDAQ- 100 Open/Euro Index
             -----------------------------------------
             -----------------------------------------
             S&P Small Cap 600
             -----------------------------------------
             -----------------------------------------
             U.S. Top 100 Sector
             -----------------------------------------
             -----------------------------------------
             S&P 500 Long-Term Close
             -----------------------------------------
             -----------------------------------------
             Russell 2000 L-T Open./Euro
             -----------------------------------------
             -----------------------------------------
             Russell 2000 Long-Term Index
             -----------------------------------------



n1a\SelectManagers\Jennison_Code

                  Prudential Investment Corporation
                  Prudential Investments Fund Management LLC
                 Prudential Investment Management Services LLC

            Code of Ethics Adopted Pursuant to Rule 17j-1
              Under the Investment Company Act of 1940
                             (the Code)


1.    Purposes

      The Code has been adopted by the Board of Directors/Trustees or the Duly Appointed Officer-In-Charge of the Prudential Mutual Fund (hereinafter, referred to as the "Fund"), the Manager, the Adviser/Subadviser, and the Principal Underwriter in accordance with Rule 17j-1(c) under the Investment Company Act of 1940 (the Act) and in accordance with the following general principles:


           (1) The duty at all times to place the interests of shareholders first.

                Investment company personnel should scrupulously avoid serving their own personal interests ahead of shareholders' interests in any decision relating to their personal investments.

           (2) The requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

                Investment company personnel must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

           (3) The fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

                Investment company personnel must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of shareholders, including, but not limited to the receipt of unusual investment opportunities, perquisites, or gifts of more than a de minimis value from persons doing or seeking business with the Fund.


      Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to a purchase or sale of a security held or to be acquired (as such term is defined in Section 2.) by an investment company, if effected by an associated person of such company.
      The purpose of the Code is to establish procedures consistent with the Act and Rule 17j-1 to give effect to the following general prohibitions as set forth in Rule 17j-1(b) as follows:

           (a) It shall be unlawful for any affiliated person of or Principal Underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, by such registered investment company:

                (1) To employ any device, scheme or artifice to defraud such registered investment company;

                (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

                (4) To engage in any manipulative practice with respect to such registered investment company.

2.    Definitions

           (a) "Access Person" means any director/trustee, officer, general partner or Advisory Person (including any Investment Personnel, as that term is defined herein) of the Fund, the Manager, the Adviser/Subadviser, or the Principal Underwriter.


           (b) "Adviser/Subadviser" means the Adviser or Subadviser of the Fund or both as the context may require.

           (c) "Advisory Person" means (i) any employee of the Fund, Manager or Adviser/Subadviser (or of any company in a control relationship to the Fund, Manager or Adviser/Subadviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.


           (d) "Beneficial Ownership" will be interpreted in the same manner as it would be under Securities Exchange Act Rule 16a-1(a)(2) in determining which security holdings of a person are subject to the reporting and short-swing profit provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership will apply to all securities which an Access Person has or acquires (Exhibit A).


           (e) "Complex" means the group of registered investment companies for which Prudential Investments Fund Management LLC serves as Manager; provided, however, that with respect to Access Persons of the Subadviser (including any unit or subdivision thereof), "Complex" means the group of registered investment companies in the Complex advised by the Subadviser or unit or subdivision thereof.


           (f) "Compliance Officer" means the person designated by the Manager, the Adviser/Subadviser, or Principal Underwriter (including his or her designee) as having responsibility for compliance with the requirements of the Code.

           (g) "Control" will have the same meaning as that set forth in Section 2(a)(9) of the Act.

           (h) "Disinterested Director/Trustee" means a Director/ Trustee of the Fund who is not an "interested person" of the Fund within the meaning of
      Section 2(a)(19) of the Act.

           An interested Director/Trustee who would not otherwise be deemed to be an Access Person, shall be treated as a Disinterested Director/Trustee for purposes of compliance with the provisions of the Code.


           (i) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

           (j) "Investment Personnel" means: (a) Portfolio Managers and other Advisory Persons who provide investment information and/or advice to the Portfolio Manager(s) and/or help execute the Portfolio Manager's(s') investment decisions, including securities analysts and traders; and (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

           (k)  "Manager" means  Prudential  Investments  Fund Management,
      LLC.

           (l) "Portfolio Manager" means any Advisory Person who has the direct responsibility and authority to make investment decisions for the Fund.

           (m) "Private Placement" means a limited offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under such Securities Act.

           (n) "Security" will have the meaning set forth in Section 2(a)(36) of the Act, except that it will not include shares of registered open-end investment companies, direct obligations of the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as are designated by the Compliance Officer. For purposes of the Code, an "equivalent Security" is one that has a substantial economic relationship to another Security. This would include, among other things,
      (1) a Security that is exchangeable for or convertible into another Security, (2) with respect to an equity Security, a Security having the same issuer (including a private issue by the same issuer) and any derivative, option or warrant relating to that Security and (3) with respect to a fixed-income Security, a Security having the same issuer, maturity, coupon and rating.

           (o) "Security held or to be acquired" means any Security or any equivalent Security which, within the most recent 15 days: (1) is or has been held by the Fund; or (2) is being considered by the Fund or its investment adviser for purchase by the Fund.


3.    Applicability

      The Code applies to all Access Persons and the Compliance Officer shall provide each Access Person with a copy of the Code. The prohibitions described below will only apply to a transaction in a Security in which the designated Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. The Compliance Officer will maintain a list of all Access Persons who are currently, and within the past five years, subject to the Code.

4.    Prohibited Purchases and Sales

A.    Initial Public Offerings

      No Investment Personnel may acquire any Securities in an initial public offering. For purposes of this restriction, "Initial Public Offerings" shall not include offerings of government and municipal securities.


B.    Private Placements
      No Investment Personnel may acquire any Securities in a private placement without prior approval.

           (i) Prior approval must be obtained in accordance with the preclearance procedure described in Section 6 below. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for the Fund and its shareholders and whether the opportunity is being offered to the Investment Personnel by virtue of his or her position with the Fund. The Adviser/Subadviser shall maintain a record of such prior approval and reason for same, for at least 5 years after the end of the fiscal year in which the approval is granted.

           (ii) Investment Personnel who have been authorized to acquire Securities in a private placement must disclose that investment to the chief investment officer (including his or her designee) of the
      Adviser/Subadviser (or of any unit or subdivision thereof) or the Compliance Officer when they play a part in any subsequent consideration of an investment by the Fund in the issuer. In such circumstances, the Fund's decision to purchase Securities of the issuer will be subject to an independent review by appropriate personnel with no personal interest in the issuer.


C.    Blackout Periods
           (i) Except as provided in Section 5 below, Access Persons are prohibited from executing a Securities transaction on a day during which any investment company in the Complex has a pending "buy" or "sell" order in the same or an equivalent Security and until such time as that order is executed or withdrawn; provided, however, that this prohibition shall not apply to Disinterested Directors/Trustees except if they have actual knowledge of trading by any fund in the Complex and, in any event, only with respect to those funds on whose boards they sit.
           This prohibition shall also not apply to Access Persons of the Subadviser who do not, in the ordinary course of fulfilling his or her official duties, have access to information regarding the purchase and sale of Securities for the Fund and are not engaged in the day-to-day operations of the Fund; provided that Securities investments effected by such Access Persons during the proscribed period are not effected with knowledge of the purchase or sale of the same or equivalent Securities by any fund in the Complex.
           A "pending 'buy' or 'sell' order" exists when a decision to purchase or sell a Security has been made and communicated.
           (ii) Portfolio Managers are prohibited from buying or selling a Security within seven calendar days before or after the Fund trades in the same or an equivalent Security. Nevertheless, a personal trade by any Investment Personnel shall not prevent a Fund in the same Complex from trading in the same or an equivalent security. However, such a transaction shall be subject to independent review by the Compliance Officer.

           (iii) If trades are effected during the periods  proscribed in (i) or
      (ii) above, except as provided in (iv) below with respect to (i) above, any profits realized on such trades will be promptly required to be disgorged to the Fund.

           (iv) A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in (i) above will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 6 below and without prior knowledge of trading by any fund in the Complex in the same or an equivalent Security.

D.    Short-Term Trading Profits
      Except as provided in Section 5 below, Investment Personnel are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent Security within any 60 calendar day period. If trades are effected during the proscribed period, any profits realized on such trades will be immediately required to be disgorged to the Fund.

E.    Short Sales
      No Access Person may sell any security short which is owned by any Fund in the Complex. Access Persons may, however, make short sales when he/she owns an equivalent amount of the same security.

F.    Options
      No Access Person may write a naked call option or buy a naked put option on a security owned by any Fund in the Complex. Access Persons may purchase options on securities not held by any Fund in the Complex, or purchase call options or write put options on securities owned by any Fund in the Complex, subject to preclearance and the same restrictions applicable to other Securities. Access Persons may write covered call options or buy covered put options on a Security owned by any Fund in the Complex at the discretion of the Compliance Officer.

G.    Investment Clubs
      No Access Person may participate in an investment club.

5.    Exempted Transactions
      Subject to preclearance in accordance with Section 6 below with respect to subitems (b), (e), (f), (g) and (i) hereof, the prohibitions of Sections 4(C) and 4(D) will not apply to the following:

           (a) Purchases or sales of Securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.

           (b) Purchases or sales of Securities (or their equivalents) which are not eligible for purchase or sale by any fund in the Complex.

           (c) Purchases or sales of Securities which are non-volitional on the part of either the Access Person or any fund in the Complex.

           (d) Purchases of Securities which are part of an automatic dividend reinvestment plan.

           (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

           (f) Any equity Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if (i) the Access Person has no prior knowledge of activity in such security by any fund in the Complex and (ii) the issuer is listed on The New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets).

(g) Any fixed-income Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such Securities by any fund in the Complex.

           (h) Any transaction in index options effected on a broad-based index (See Exhibit B.)1

           (i) Purchases or sales of Securities which receive the prior approval of the Compliance Officer (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on any fund in the Complex or on its ability to purchase or sell Securities of the same class or other Securities of the same issuer.

           (j) Purchases or sales of Unit Investment Trusts.

6.    Preclearance
      Access Persons (other than Disinterested Directors/Trustees) must preclear all personal Securities investments with the exception of those identified in subparts (a), (c), (d), (h) and (j) of Section 5 above.
      All requests for preclearance must be submitted to the Compliance Officer for approval. All approved orders must be executed no later than 5:00 p.m. local time on the business day following the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.
7.    Reporting
      (a) Disinterested Directors/Trustees shall report to the Secretary of the Fund or the Compliance Officer the information described in Section 7(b) hereof with respect to transactions in any Security in which such Disinterested Director/Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security only if such Disinterested Director/Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee of the Fund, should have known that, during the 15-day period immediately preceding or subsequent to the date of the transaction in a Security by such Director/Trustee, such Security is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund, the Manager or Adviser/Subadviser; provided, however, that a Disinterested Director/Trustee is not required to make a report with respect to transactions effected in any account over which such Director/Trustee does not have any direct or indirect influence or control or in any account of the Disinterested Director/Trustee which is managed on a discretionary basis by a person other than such Director/Trustee and with respect to which such Director/Trustee does not in fact influence or control such transactions. The Secretary of the Fund or the Compliance Officer shall maintain such reports and such other records to the extent required by Rule 17j-1 under the Act.

      (b) Every report required by Section 7(a) hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (i) The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

          (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected;


          (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

       (v) The date that the report is submitted.


(c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

8.    Records of Securities Transactions and Post-Trade Review

      Access Persons (other than Disinterested Directors/Trustees) are required to direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal Securities transactions and copies of periodic statements for all Securities accounts in which such Access Persons have a Beneficial Ownership interest to the Compliance Officer. Such instructions must be made upon becoming an Access Person and promptly as new accounts are established, but no later than ten days after the end of a calendar quarter, with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect beneficial interest of the Access Person. Notification must be made in writing and a copy of the notification must be submitted to Compliance. This notification will include the broker, dealer or bank with which the account was established and the date the account was established.
      Compliance with this Code requirement will be deemed to satisfy the reporting requirements imposed on Access Persons under Rule 17j-1(d), provided, however, that such confirmations and statements contain all the information required by Section 7. b. hereof and are furnished within the time period required by such section.
      The Compliance Officer will periodically review the personal investment activity and holdings reports of all Access Persons (including Disinterested Directors/Trustees with respect to Securities transactions reported pursuant to
Section 7 above).

9.    Disclosure of Personal Holdings

      Within ten days after an individual first becomes an Access Person and thereafter on an annual basis, each Access Person (other than Disinterested Directors/Trustees) must disclose all personal Securities holdings. Such disclosure must be made in writing and be as of the date the individual first became an Access Person with respect to the initial report and by January 30 of each year, including holdings information as of December 31, with respect to the annual report. All such reports shall include the following: title, number of shares and principal amount of each security held, name of broker, dealer or bank with whom these securities are held and the date of submission by the Access Person.

10.   Gifts
      Access Persons are prohibited from receiving any gift or other thing of more than $100 in value from any person or entity that does business with or on behalf of the Fund. Occasional business meals or entertainment (theatrical or sporting events, etc.) are permitted so long as they are not excessive in number or cost.

11.   Service As a Director
      Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. In the limited instances that such board service is authorized, Investment Personnel will be isolated from those making investment decisions affecting transactions in Securities issued by any publicly traded company on whose board such Investment Personnel serves as a director through the use of "Chinese Wall" or other procedures designed to address the potential conflicts of interest.

12. Certification of Compliance with the Code Access Persons are required to certify annually as follows: (i) that they have read and understood the Code; (ii) that they recognize that they are subject to the Code; (iii) that they have complied with the requirements of the Code; and
(iv) that they have disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

13.   Code Violations
      All   violations   of  the  Code  will  be   reported   to  the  Board  of
Directors/Trustees   of  the  Fund  on  a   quarterly   basis.   The   Board  of
Directors/Trustees may take such action as it deems appropriate.

14.   Review by the Board of Directors/Trustees
      The Board of Directors/Trustees will be provided with an annual report which at a minimum:

      (i) certifies to the Board that the Fund, Manager, Investment Adviser/Subadviser, and Principal Underwriter has adopted procedures reasonably necessary to prevent its Access persons from violating its Code.
      (ii) summarizes existing procedures concerning personal investing and any changes in the procedures made during the preceding year;
      (iii) identifies material Code or procedural violations and sanctions imposed in response to those material violations; and

      (iv) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices, or developments in applicable laws and regulations.
      The Board will review such report and determine if any further action is required.

                      Explanatory Notes to Code

      1. No comparable Code requirements have been imposed upon Prudential Mutual Fund Services LLC, the Fund's transfer agent, or those of its directors or officers who are not Directors/Trustees or Officers of the Fund since they are deemed not to constitute Access Persons or Advisory Persons as defined in paragraphs (e)(1) and (2) of Rule 17j-1.

Dated:     February 29, 2000

                                                         Exhibit A
                 Definition of Beneficial Ownership

      The term "beneficial ownership" of securities would include not only ownership of securities held by an access person for his or her own benefit, whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledges, securities owned by a partnership in which he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an access person for the benefit of someone else.

      Ordinarily, this term would not include securities held by executors or administrators in estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

      Securities held in the name of another should be considered as "beneficially" owned by an access person where such person enjoys "benefits substantially equivalent to ownership". The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

      An access person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contact, understanding,

      relationship, agreement or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

      An access person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                       Exhibit B

                      INDEX OPTIONS ON A BROAD-BASED INDEX


      TICKER SYMBOL                                       DESCRIPTION
-----------------------------------------------------------------
NIK                     Nikkei 300 Index CI/Euro
-----------------------------------------------------------------
-----------------------------------------------------------------
OEX                     S&P 100 Close/Amer Index
-----------------------------------------------------------------
-----------------------------------------------------------------
OEW                     S&P 100 Close/Amer Index
-----------------------------------------------------------------
-----------------------------------------------------------------
OEY                     S&P 100 Close/Amer Index
-----------------------------------------------------------------
-----------------------------------------------------------------
SPB                     S&P 500 Index
-----------------------------------------------------------------
-----------------------------------------------------------------
SPZ                     S&P 500 Open/Euro Index
-----------------------------------------------------------------
-----------------------------------------------------------------
SPX                     S&P 500 Open/Euro Index
-----------------------------------------------------------------
-----------------------------------------------------------------
SXZ                     S&P 500 (Wrap)
-----------------------------------------------------------------
-----------------------------------------------------------------
SXB                     S&P 500 Open/Euro Index
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-----------------------------------------------------------------
RUZ                     Russell 2000 Open/Euro Index
-----------------------------------------------------------------
-----------------------------------------------------------------
RUT                     Russell 2000 Open/Euro Index
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-----------------------------------------------------------------
MID                     S&P Midcap 400 Open/Euro Index
-----------------------------------------------------------------
-----------------------------------------------------------------
NDX                     NASDAQ- 100 Open/Euro Index
-----------------------------------------------------------------
-----------------------------------------------------------------
NDU                     NASDAQ- 100 Open/Euro Index
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-----------------------------------------------------------------
NDZ                     NASDAQ- 100 Open/Euro Index
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-----------------------------------------------------------------
NDV                     NASDAQ- 100 Open/Euro Index
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-----------------------------------------------------------------
NCZ                     NASDAQ- 100 Open/Euro Index
-----------------------------------------------------------------
-----------------------------------------------------------------
SML                     S&P Small Cap 600
-----------------------------------------------------------------
-----------------------------------------------------------------
TPX                     U.S. Top 100 Sector
-----------------------------------------------------------------
-----------------------------------------------------------------
SPL                     S&P 500 Long-Term Close
-----------------------------------------------------------------
-----------------------------------------------------------------
ZRU                     Russell 2000 L-T Open/Euro
-----------------------------------------------------------------
-----------------------------------------------------------------
VRU                     Russell 2000 Long-Term Index
-----------------------------------------------------------------


n1a\SelectManagers\Prudential_Code

--------
1     Exhibit B will be amended by the Compliance Officer as necessary.

                              AMENDED AND RESTATED

                                 CODE OF ETHICS

                                     OF THE

                                OPPENHEIMER FUNDS

                            Dated as of March 1, 2000


    This Code of Ethics has been adopted by each of the investment companies for which OppenheimerFunds, Inc. ("OFI") or its subsidiaries acts as investment adviser (the "Oppenheimer funds"); by OFI and each of its subsidiaries; and also by OppenheimerFunds Distributor, Inc. ("OFDI"), the principal underwriter of the Oppenheimer funds, in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of recommended investments and investment intentions of the Oppenheimer funds, other investment companies and other clients for which OFI or its affiliates act as adviser or sub-adviser (collectively, "Advisory Clients") may abuse their fiduciary duties and otherwise to deal with the type of conflict of interest situations to which the rule is addressed.

    In general, the fiduciary principles that govern personal investment activities reflect, at the minimum, the following: (1) the duty at all times to place the interests of Advisory Clients first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Advisory Client personnel should not take inappropriate advantage of their positions.

    1.  Important General Prohibitions

        The specific provisions and reporting requirements of this Code of Ethics are concerned primarily with those investment activities of a Covered Person (as defined below) who may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. However, both the Rule and this Code of Ethics prohibit any officer or director of an Advisory Client as well as any Affiliate (as defined below) from using information concerning the investment intentions of Advisory Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Client. Specifically, the Rule makes it unlawful for any such person, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by any Advisory Client to:

        (i) employ any  device,  scheme or artifice  to defraud  such  Advisory
            Client;

        (ii)make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

        (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Advisory Client; or

        (iv)engage in any manipulative practice with respect to such Advisory Client.

2. Definitions - As used herein:

        "Advisory Client" means any Oppenheimer fund, other investment company or other client for which OFI or its affiliates act as adviser or sub-adviser.

        "Affiliate" means any officer, director, trustee or employee of OFI, OFDI, Centennial Asset Management Corporation ("CAMC"), HarbourView Asset Management Corporation ("HarbourView") or Trinity Investment Management Corporation ("Trinity") as well as any persons who directly or indirectly control (as defined in the Act) their activities. It includes but is not limited to "Covered Persons," other than Independent Directors.

        "Beneficial Interest" means any interest by which an Affiliate or Covered Person, or any member of his or her immediate family (relative by blood or marriage) living in the same household, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security except such interests as a majority of the Independent Directors of the affected Oppenheimer fund(s) shall determine to be too remote for the purpose of this Code of Ethics.

        "Covered Persons" means, in addition to the officers and directors of OFI, OFDI, CAMC, HarbourView, Trinity and/or any of the Oppenheimer funds (1) any person who, in connection with his regular functions or duties, participates in the selection of, or regularly obtains information regarding, the Securities currently being purchased, sold or considered for purchase or sale by any Advisory Client, and who is also an employee of OFI, CAMC, HarbourView, Trinity or any other entity adopting this Code of Ethics or, for the purposes of Paragraph 5(j) solely, the Sub-Adviser; and (2) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client.

        "Independent Director" means any director or trustee of an investment company who is not an "interested person" of OFI, any of its parents or subsidiaries, or any of the Oppenheimer funds as defined by Section 2(a)(19) of the Act.

        "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

        "Investment Person" means (1) a Portfolio Manager, (2) a securities analyst or trader who provides information and advice to Portfolio Managers or who helps execute a Portfolio Manager's decisions, (3) any other person who, in connection with his/her duties, makes or participates in making recommendations regarding an Advisory Client's purchase or sale of securities, and (4) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client.

        "Oppenheimer fund" for purposes of this Code of Ethics means any investment company registered under the Investment Company Act for which OFI, CAMC, HarbourView, or Trinity is the investment adviser or sub-adviser.

        "Portfolio Manager" means an individual entrusted with the direct responsibility and authority to make investment decisions affecting a particular Advisory Client.

        "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

        "Security" includes any warrant or option to acquire or sell a security and financial futures contracts, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, and shares of any open-end mutual fund not traded on an exchange which is not affiliated with OFI or any affiliate of OFI. "High quality short-term debt instrument" shall mean an instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO).

        References to a "Security" in the Code of Ethics shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

        "Security Held or to be Acquired" by an Advisory Client means any Security which, within the most recent 15 days (1) is or has been held by the Advisory Client or (2) is being considered by the Advisory Client or its investment adviser for purchase by the Advisory Client.

        A security is "being considered for purchase or sale" from the time an order is given by or on behalf of the Portfolio Manager to the order room of an Advisory Client until all orders with respect to that security are completed or withdrawn.

        "Sub-Adviser" means an investment adviser that acts as a sub-adviser to a portfolio advised by OFI or its affiliates.

    3.  Prohibited Transactions

        (a) No Affiliate or Independent Director may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that a decision to place an order for the purchase or sale of the same Security by an Advisory Client had been made or proposed.

        (b) No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, at the same time, such security is "being considered for purchase or sale" by an Advisory Client or that such security is the subject of an outstanding purchase or sale order by an Advisory Client.

(c)         No Investment  Person may purchase any Security in an Initial Public
            Offering.

        (d) No Investment Person may, without the express prior written approval of the Administrator of this Code of Ethics which shall set forth the rationale supporting such pre-approval, acquire any security in a Private Placement, and if a Private Placement security is acquired, such Investment Person must disclose that investment when he/she plays a part in an Advisory Client's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by Investment Persons who do not have an interest in the issuer and by the Administrator.

        (e) A Portfolio Manager may not purchase or sell any Security within seven (7) days before or after the purchase or sale of that Security by an Advisory Client of which he/she is a Portfolio Manager. Any profits realized with respect to such purchase or sale shall be disgorged.

        (f) An Investment Person may not purchase and sell or sell and purchase any Security within any sixty (60) day period, with the exception of the instruments listed in section 3(k) when used for bona fide hedging purposes and with prior approval of the Administrator of the Code of Ethics. Any profits realized on such prohibited trades shall be disgorged.

        (g) An Investment Person may not accept any gifts or anything else of more than a de-minimis value from any person or entity that does business with or on behalf of an Advisory Client.

        (h) A purchase or sale of a Security by an Investment Person that is otherwise permitted by this Code of Ethics may not be effected until the Investment Person first obtains written pre-clearance from the Administrator or the Administrator's designee and, if such pre-clearance is obtained from the Administrator's designee, a copy of the written pre-clearance is promptly received by the Administrator.

(i) No Investment Person may serve on the board of directors or trustees of a publicly-traded corporation or other business entity without the prior written approval of the Administrator.

(j) No Covered Person other than an Independent Director may sell a security short, except, with prior approval of the Administrator of the Code of Ethics, a short sale as a hedge against a long position in the same security.

(k)   A Covered Person, with the exception of an Independent Director,  may not purchase  or sell  options  or  futures,  other  than  options  and futures related to broad-based indices, U.S. Treasury securities, currencies and long portfolio positions in the same or a substantially similar security. When used as a bona fide hedge and with prior approval of the Administrator of the Code of Ethics, the instruments listed in this section 3(k) are not subject to the 60-day hold requirement of section 3(f).

    4.  Exempt Transactions

        Neither the prohibitions nor the reporting requirements of this Code apply to:

        (a) Purchases or sales of Securities for an account over which an Affiliate or Covered Person has no direct control and does not exercise indirect control.

        (b) Involuntary purchases or sales made by either an Affiliate or Covered Person or any Fund.

        (c) Purchases which are part of an automatic dividend reinvestment plan.

        (d) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

        (e) Purchases or sales which receive the express written approval and pre-clearance of the Administrator of this Code of Ethics because the purchase or sale will not occasion the improper use of an Advisory Client's proprietary information or an abuse of the individual's position of trust and responsibility to an Advisory Client and because:

            (i) their potential harm to an Advisory Client is remote;

            (ii)          they   would   be   unlikely   to   affect  a  highly
                institutional market; or

            (iii) they are clearly not related  economically to securities being considered for purchase or sale by an Advisory Client.

    5.  Reporting Requirements

(a) Within ten (10) days after the end of each calendar quarter, all Covered Persons shall make a written report to the Administrator of this Code of Ethics of all non-exempt securities transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any security and if no non-exempt transaction in a security occurred during the quarter, the written report shall so state.

            However, a Covered Person shall not be considered in violation of this Code of Ethics for not making a quarterly report if all such information required by that report is contained in trade confirmations and account statements previously provided to the Administrator of this Code of Ethics for the time period covered by that quarterly report.

        (b) An Independent Director need only report non-exempt transactions (in which he or she has had a Beneficial Interest) in a Security (excluding, for purposes of this subparagraph (b), open-end mutual funds affiliated with OFI or any affiliate of OFI) which, at the time, such Director knew, or in the ordinary course of fulfilling his or her duties, should have known was purchased or sold or was being or had been considered for purchase or sale by an Advisory Client during the fifteen (15) day period immediately preceding or after the date of the Independent Director's transaction and if no non-exempt transaction in a security occurred during the quarter, the written report, if any, shall so state. A written report will not be required for any quarter in which an Independent Director has only exempt transactions to report.

(c) Transactions in an account identified to the Administrator of this Code of Ethics need not be otherwise reported if the Covered Person shall have authorized disclosure of all securities transactions in the account to the Administrator and furnished such Administrator copies of all confirmations and monthly statements pertaining to such account.

(d) Such quarterly report must contain the following information with respect to each reportable transaction:

            (i) Name(s) in which the account is registered and the date the account was established;

            (ii) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

            (iii)Title,  number of shares,  principal amount,  interest rate and maturity (as applicable) of each security and the price at which the transaction was effected;

(iv) Name of the broker, dealer or bank with or through whom the transaction was effected; and

            (v)  the date the report is submitted.

        (e) Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any security to which the report relates.

        (f) All Covered Persons other than Independent Directors shall arrange for copies of confirmations of all personal securities transactions and periodic statements of securities accounts to be sent directly to the Administrator.

(g) All Covered Persons other than Independent Directors shall initially, within ten (10) days of becoming a Covered Person, and at least annually thereafter make a written holdings report to the Administrator of the Code of Ethics with the following information (such information, as to the annual report, must be current as of a date no more than 30 days before the report is submitted) :

            (i) Name(s) in which the account is registered and the date the account was established;

            (ii) Title,  number of shares,  principal amount,  interest rate and maturity (as applicable) of each security;

(ii)  Name of the broker,  dealer or bank with whom the account is  maintained;
                 and

            (iv) the date the report is submitted.

        (h) All Covered Persons shall, at least annually, certify that they have read and understand the Code of Ethics and recognize that they are subject thereto.

        (i) All Covered Persons other than Independent Directors shall certify annually, that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported pursuant thereto.

        (j) (1) The Sub-Adviser shall, within thirty (30) days after the end of each calendar quarter, submit a written report to the Administrator of the Code of Ethics setting forth all personal securities transactions by all Covered Persons employed by the  Sub-Adviser  which  occurred  within  fifteen
                 (15) days of a transaction in the same security by an Advisory Client advised by the Sub-Adviser; or

            (2) Alternatively, where a Sub-Advisor for an Oppenheimer fund or portfolio thereof has adopted its own Code of Ethics which is acceptable to the Independent Directors of the Oppenheimer funds and which complies with the provisions of the Rule, then, if acceptable to the Board of Directors of the Oppenheimer fund involved:

                 (i)the   Sub-Adviser's   Code  of  Ethics   shall  govern  the
                    activities of the Sub-Adviser and its access persons;

                 (ii) the  Administrator  of the  Sub-Adviser's  Code of  Ethics
                    shall, within thirty (30) days of the end of each quarter, submit a report to the Board of Directors of each Oppenheimer fund of which it is a Sub-Adviser:

                    (a)certifying  that within the last quarter no violations of such Code of Ethics have occurred with respect to Covered Persons of the Oppenheimer funds affiliated with the Sub-Adviser; or

                    (b)if any  violations  have  occurred,  a description of the violation, the identity of the individual(s) involved and the sanction, if any, imposed.

                 (iii) the  Administrator  of the  Sub-Adviser's  Code of Ethics
                    shall submit a report, at least annually, to the Board of Directors of each Oppenheimer fund sub-advised by Sub-Adviser, containing information similar to that provided by the Administrator of this Code of Ethics pursuant to
                    Section 8(b)(x); and

                 (iv) the  Administrator  of this Code of Ethics  shall not have responsibility for overseeing the Code of Ethics of the Sub-Adviser but shall request, on behalf of the Board of Directors of the Oppenheimer funds, that Sub-Adviser submit the reports required by this Section 5(j).

    6.  Confidentiality of Advisory Client Transactions

        Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by any Advisory Client shall be kept confidential by all Covered Persons and disclosed by them only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by an officer of OFI designated for this purpose by its Chairman or President. Any questions regarding confidentiality are to be directed to the Administrator of this Code of Ethics or to OFI's General
Counsel. It shall be the responsibility of the Administrator of this Code of Ethics to be familiar with such practices and policies and to report any inadequacy found by him to OFI and the directors of the Oppenheimer funds or any committee appointed by them to deal with such information.

    7.  Sanctions

        Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by OFI as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics and may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code of Ethics by an Independent Director of an Oppenheimer fund will be determined by a majority vote of its other Independent Directors.

    8.  Administration and Construction

        (a) The administration of this Code of Ethics shall be the responsibility of a person nominated by OFI and approved by the Independent Directors of each of the Oppenheimer funds as the "Administrator" of this Code of Ethics.

        (b) The duties of such Administrator will include:

            (i) Continuous maintenance of a current list of the names of all Covered Persons with an appropriate description of their title or employment;

            (ii) Furnishing  all  Covered  Persons a copy of this Code of Ethics and initially and periodically informing them of their duties and obligations thereunder;

            (iii)Designating,  as  desired,   appropriate  personnel  to  review
                 transaction and holdings reports submitted by Covered Persons;

            (iv) Maintaining  or  supervising  the  maintenance  of all  records required by the Code of Ethics;

            (v) Preparing listings of all transactions effected by any Covered Person within fifteen (15) days of the date on which the same security was held, purchased or sold by an Advisory Client;

            (vi) Determining  whether  any  particular  securities   transaction
                 should be exempted pursuant to the provisions of Paragraph 4(e) of this Code of Ethics;

            (vii)Issuing either  personally or with the assistance of counsel as may be appropriate, any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule and this Code of Ethics.

            (viii) Conducting  such  inspections  or  investigations,  including scrutiny of the listings referred to in the subparagraph (v) above, as shall reasonably be required to detect and report, with his/her recommendations, any apparent violations of this Code of Ethics to OFI and to the directors of the affected Oppenheimer funds or any committee appointed by them to deal with such information;

            (ix) Submitting a quarterly report to the Board of Directors of each
                 Oppenheimer fund potentially affected, containing a description of any violation and the sanction imposed; transactions which suggest the possibility of a violation; interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

            (x) Submitting a written report at least annually to the Board of Directors or Trustees of each Oppenheimer fund which:

                 (a)summarizes   existing   procedures    concerning   personal
                    investing and any changes in the procedures made during the past year;

                 (b)identifies any violations  requiring  significant  remedial action during the past year and describes the remedial action taken;

                 (c)identifies any recommended changes in existing  restrictions or procedures based upon experience under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations;

(d)                 reports with respect to the  implementation  of this Code of
                    Ethics  through   orientation  and  training   programs  and
                    on-going reminders; and

(e) certifies that the procedures set forth in this Code of Ethics were as reasonably necessary to prevent Covered Persons from violating the Code of Ethics.

            (xi) Maintaining  periodic  educational  conferences  to explain and reinforce the terms of this Code of Ethics.


    9.  Required Records

        The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

        (a) A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

(b) A record of any violation of any such Code of Ethics, and of any action taken as a result of such violation, within five (5) years from the end of the fiscal year of OFI in which such violation occurred;

(c) A copy of each report made by a Covered Person, as well as trade confirmations and account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of OFI in which such report is made or information is provided, the first two (2) years in an easily accessible place;

(d) A copy of each report made by the Administrator within five (5) years from the end of the fiscal year of OFI in which such report is made or issued, the first two (2) years in an easily accessible place;

(e) A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been, required to make reports pursuant to the Rule and this Code of Ethics or who are or were responsible for reviewing these reports; and

        (f) A record of any decision, and the reasons supporting the decision, to permit an Investment Person to acquire a Private Placement security, for at least five (5) years after the end of the fiscal year in which permission was granted.

    10. Amendments and Modifications

        This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of each of the Oppenheimer funds.


Dated as of: March 1, 2000

                  Adopted by the Board of the Quest/Rochester/
                    MidCap Oppenheimer funds, August 1, 2000



                               --------------------------
                               Andrew J. Donohue, Secretary


                   Adopted by the Board of the New York-based
                        Oppenheimer funds, June 15, 2000



                               -------------------------
                               Andrew J. Donohue, Secretary


                    Adopted by the Board of the Denver-based
                        Oppenheimer funds, June 27, 2000


                               -------------------------
                               Andrew J. Donohue, Secretary















APPENDICES - FORMS
    These forms are for reporting purposes under this Code of Ethics, are subject to change from time to time by the Administrator of this code of Ethics or his/her designee, and are neither incorporated into nor are part of this Code of Ethics.

I.    Acknowledgement of Receipt of Code of Ethics
II.   Initial Report and Annual Report of Personal Securities Holdings
III.  Pre-Clearance of Personal Securities Trades
IV.   Initial Public Offering Approval Request Form
V.    Private Placement Approval Request Form
VI.   Quarterly Report under the Code of Ethics
VII.  Annual Certification of Compliance with Code of Ethics


Legag\code_2000MarchFINAL






                                     1234



                         CODE OF ETHICS ACKNOWLEDGEMENT



To: Administrator of Code of Ethics



    I hereby certify to OppenheimerFunds, Inc. ("OFI") and the Oppenheimer funds that I have read and understand the Code of Ethics, I recognize that I am subject to the Code of Ethics, and I will act in accordance with the policies and procedures expressed in the Code of Ethics.



Date:______________________





                                    ---------------------------
                                    Signature


                                    ---------------------------
                                   Print Name

                                     1234


          PERSONAL SECURITIES ACCOUNT AND HOLDINGS NOTIFICATION FORM
            (ATTACH COPIES OF STATEMENTS FOR ACCOUNTS LISTED BELOW)

  ------------------------------------------------------------------------====
        EMPLOYEE NAME/EXT.                   DEPARTMENT/TITLE
       DIRECT SUPERVISOR
  ------------------------------------------------------------------------====

  ---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
      NAME IN WHICH PERSONAL             BROKER/INSTITUTION'S NAME AND
  SECURITIES ACCOUNT IS HELD(1)                 MAILING ADDRESS
          ACCOUNT NUMBER
 --------------------------------------------------------------------------
 -------------------------------------------------------------------------

 -------------------------------------------------------------------------
 -----------------------------------------------------------------------



        OTHER   PERSONAL   HOLDINGS(2)   (NOT  INCLUDED  IN  STATEMENTS  FOR
ACCOUNTS LISTED ABOVE)

                                    Number of
   Trade       Description      Type of     Shares, or     Unit    Total Cost
      Name of Broker,
   Date        of Security    Transaction    Principal    Price    or Proceeds
       Dealer or Bank
                                     Amount,
                                  Interest Rate
                                            & Maturity

    I CERTIFY THAT THE INFORMATION CONTAINED IN THIS STATEMENT IS ACCURATE AND THAT LISTED ABOVE ARE ALL PESONAL SECURITIES ACCOUNTS AND PERSONAL HOLDINGS IN WHICH I HAVE BENEFICIAL INTEREST OR OVER WHICH I EXERCISE INVESTMENT CONTROL.
    ------------------------------------------     ---------------------
    EMPLOYEE SIGNATURE                             DATE OF HIRE
         (1)List your own securities account as well as those accounts in which you have a financial interest or over which you exercise investment control.
  (2)List your personal holdings not reflected in the attached account statements.

                   Personal Securities Trading Authorization

                               PRE-CLEARANCE FORM

                                               Buy
                                                         Security        Or
                                             Date/Time
      Name of Security         Identifier      Sell       Name of Broker
                            (CUSIP or ticker
       Account #
                                 symbol)
  * Pre-clearance is effective for current business day and next business day only.

 Yes   No
                                                   Pre-clearance:    Granted
|_|         Denied |_|
  |_|  |_|                                         Existing Trade on the
trading desk?

  |_|  |_|                                         If pre-clearance is
requested by a portfolio manager:                  If pre-clearance if
requested by a portfolio manager and is granted, such
       owas this security traded by a fund managed by this portfolio manager hereby acknowledges, by his/her signature below, that
        portfolio manager within the prior seven days?   neither he/she nor
any co-portfolio manager will, within the next seven days,
                                                   trade this security in any
fund which he/she/they manage(s).

  If the answer to either is yes, pre-clearance is denied.



  Requested by:___________________________________________
-----------------
         (Signature)                        (Date)

         -------------------------------------------
         (Print Name)


  Authorization for                                Authorization for Fixed
  Equity Securities:________________________________  _____________
Income Securities:                  ______________________________
----------
           Joy Milan                Date                        Donna Hymes
Date

                                     1234

                   Initial Public Offering Approval Request

   Note: Investment persons, as defined in Oppenheimer Funds Code of Ethics, may not purchase any security in an Initial Public Offering

------------------------------
--------------------------------
Name ( Please Print)                                     Department

1.    Name                                                                   of
   issuer:--_________________________________________________________________
 .    Type of security:   ? Equity       ? Fixed Income

3.    Planned                              date                              of
   transaction:________________________________________________________________

4.    Size                                                                   of
   offering:________________________________________________________________

5.    Number              of              shares              to             be
   purchased:______________________________________________________________

6.    What     firm     is      making      this     IPO      available      to
   you?_________________________________________________________________

7. Do you do business with this firm in connection with your job duties?
   -----------------------------------------------

8. Do you believe this IPO is being made available to you in order to influence brokerage order flow for fund or client accounts?


-----------------------------------------------------------------------------
Have   you   in   the   past    received   IPO    allocations    from   this
firm?                       ? Yes      ? No

   If  "yes",  please  provide  a  list  of  all  previously  purchased  IPO's
----------------------------------------------------


10.                                      To   your    knowledge,    are   other
OppenheimerFunds personnel or clients involved?      ? Yes      ? No

   If                  "yes",                  please                  describe

11. Describe how you became aware of this investment opportunity:
   ---------------------------------------------------


I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Oppenheimer Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto;
(ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.


=========================================
                              Signature                              Date

Date Received by Legal Department: ____________________________________

Approved: _______________________________     Disapproved:
_______________________      Date:  _________________
                             Name:       Name
       Title:                       Title:

                                     1234
                       Private Placement Approval Request
(Attach a copy of the Private Placement Memorandum, Offering Memorandum or any other relevant documents)

------------------------------
--------------------------------
Name and Title   ( Please Print)
Department

1.    Name of  corporation,  partnership  or other entity (the  "Organization")
   ------------------------------------------------

2.    Is the Organization:? Public       ? Private

3.    Type             of             security             or             fund:


4. Nature  of  participation  (e.g.,   Stockholder,   General  Partner,  Limited
   Partner). Indicate all applicable: __________________________

5.    Planned                date                of                transaction:


6.    Size     of     offering     (if    a    fund,     size     of     fund):


7.    Size                of                your                 participation:


8.    Would  the   investment   carry   limited  or  unlimited   liability?   ?
   Yes      ? No

9. To your knowledge, are other OppenheimerFunds personnel or clients involved? ? Yes ? No If "yes", please describe:


10. Describe the business to be conducted by the Organization:
   ------------------------------------------------------

11. If Organization is a fund:
o Describe investment objectives of the fund (e.g., value, growth, core or specialty)


12. For portfolio managers:
o Does a fund that you manage have an investment objective that would make this Private Placement an opportunity that should first be
      made   available   to  a  fund  or  client  you   manage   money  for?  ?
      Yes      ? No

      If     "yes",     please     describe     which     client    or    fund:
      -----------------------------------------------------------------

13.Will you participate in any investment decisions? ? Yes ? No If "yes", please describe:


14. Describe how you become aware of this investment opportunity:


I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Legal Department in writing if any aspect of the investment is proposed to be changed (e.g., investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

I represent (i) that I have read and understand the Oppenehimer Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto;
(ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

---------------------------------------------------------
-----------------------------------------
                                                      Signature
                                      Date

Date Received by Legal Department: ____________________________________

Approved: _______________________________     Disapproved:
_______________________      Date:  __________________
                     Name:                            Name
                     Title:                           Title:

                                     1234
TO:    Administrator of the Code of Ethics       DATE:
-------------------------
FROM:  ___________________________ (Print Name)  RE:    Quarterly Report

As a covered person under the Code of Ethics of OppenheimerFunds, Inc. I hereby confirm that, other than accounts and the transactions listed below, I have no other securities accounts and have not made any purchases or sales of securities covered by the Code during the quarter ended __________________ except (i) transactions through a brokerage account listed below for which copies of all confirmations and statements have been furnished to you, or (ii) transactions in shares of one or more of the Oppenheimer funds in an account identified as an OFI Employees Account in the Dealer section of the Account Statement. I understand that the Code of Ethics covers all securities transactions for (i) my personal account; (ii) any account in which I have a beneficial interest; (iii) any account maintained by a relative residing with me; and (iv) any account over which I have any discretionary powers of investment. All securities are covered except U.S. Treasury securities, money market instruments and non-Oppenheimer open-end mutual funds. I also understand inaccurate completion of this form may result in disciplinary sanctions. All brokerage accounts subject to the Code of Ethics are described below. If there are no brokerage accounts subject to the Code of Ethics, write "none" below.

NOTE: YOU MUST COMPLETE ALL BROKERAGE ACCOUNT INFORMATION EVEN IF YOU HAVE PREVIOUSLY SUBMITTED THIS INFORMATION. AN INCOMPLETE REPORT WILL BE RETURNED TO YOU FOR PROPER COMPLETION.

--------------------------------------------------------------------------------
      Firm Name / Address          Account Number      Name(s) In Which Account
                                                            Is Registered

Transactions: List only if done through a broker who has NOT forwarded copies of your account statements to the Code Administrator; or if done in any Oppenheimer funds account NOT identified as an OFI Employees Account. If there are no transactions to report, write "none" below.


                                    Number of
 Trade     DescriptiType of  Shares, or   Unit   Total Cost  Name of Broker,
 Date      Of       TransactioPrincipal   Price  or          Dealer or Bank
                  Security            Amount,            Proceeds
                                    interest
                                     rate &
                                    maturity

THIS  REPORT  IS  TO  BE   COMPLETED,   DATED,   SIGNED  AND  RETURNED  TO  THE
ADMINISTRATOR OR THE ADMINISTRATOR'S DESIGNEE ON OR BEFORE THE 10TH CALENDAR DAY AFTER QUARTER-END.

-------------------------------------------
                                                    Signature

                                 CODE OF ETHICS

                              Annual Certification


TO:   Administrator of the Code of Ethics

RE:   Annual Certification of Compliance - Sections 5(h) and 5(i):

      In accordance with the requirements of Sections 5(h) and 5(i) of the Oppenheimer Funds Inc. Code of Ethics ("Code of Ethics") I hereby certify that:

      (1)I have read and understand the Code of Ethics and I recognize that I am subject to it;

      (2)I have complied with the requirements of the Code of Ethics; and

      (3)I have disclosed or reported all personal securities transactions and holdings as required under the Code of Ethics.





By:   _______________________________
      Signature


      -------------------------------
      Print Name


Date: _______________________________


legag\CODE_2000marchFINAL